Annual Report

September 30, 2005

Bailard Opportunity Fund Group

Cognitive Value Fund
Enhanced Growth Fund
International Equity Fund
Bond Opportunity Fund

BAILARD OPPORTUNITY FUND GROUP, INC.
--------------------------------------------------------------------------------

TABLE OF CONTENTS

STOCKHOLDER LETTER.............................................................1

COGNITIVE VALUE FUND
TOTAL RETURN GRAPH AND TABLE...................................................6

ENHANCED GROWTH FUND
TOTAL RETURN GRAPH AND TABLE...................................................7

INTERNATIONAL EQUITY FUND
TOTAL RETURN GRAPH AND TABLE...................................................8

BOND OPPORTUNITY FUND
TOTAL RETURN GRAPH AND TABLE...................................................9

STOCKHOLDER EXPENSE EXAMPLE ..................................................10

COGNITIVE VALUE FUND
SCHEDULE OF INVESTMENTS.......................................................11

ENHANCED GROWTH FUND
SCHEDULE OF INVESTMENTS.......................................................23

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS.......................................................29

INTERNATIONAL EQUITY FUND
INDUSTRY CLASSIFICATIONS (UNAUDITED)..........................................43

BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS.......................................................44

STATEMENTS OF ASSETS AND LIABILITIES..........................................49

STATEMENTS OF OPERATIONS......................................................50

STATEMENTS OF CHANGES IN NET ASSETS...........................................51

FINANCIAL HIGHLIGHTS..........................................................52

NOTES TO FINANCIAL STATEMENTS.................................................56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.......................63

DIRECTORS AND OFFICERS OF BAILARD OPPORTUNITY FUND GROUP, INC. (UNAUDITED) ...64

ADDITIONAL INFORMATION (UNAUDITED)............................................66

October 26, 2005

Dear Stockholder:

We are pleased to present your Bailard Opportunity Fund Group Annual Report for the twelve months ended September 30, 2005. In this letter, we discuss how the global equity markets managed to post double-digit gains for this one-year period despite increases in short-term U.S. interest rates and significantly higher oil prices. We also review the performance of the Bailard Cognitive Value Fund, the Bailard Enhanced Growth Fund, the Bailard International Equity Fund and the Bailard Bond Opportunity Fund in this investment environment.

MARKET OVERVIEW*

During the twelve months ended September 30, 2005, oil prices were quite volatile. They fell from nearly $50 to just over $43 per barrel in the fourth quarter of 2004, rose to the mid-$50s by the end of the first quarter of 2005, slipped back into the upper $40s over the next month and a half, and climbed to a peak of about $70 in August before ending the period at just over $66 per barrel. Overall, oil prices advanced more than 30% during the twelve months to over twice what they had been at the beginning of 2004. Increased demand (particularly in the U.S. and in China), supply constraints, regional instability and hurricane damage all contributed to the higher oil prices.

Stung by memories of the 1970's energy crises, many investors feared that higher oil prices would lead to higher inflation, higher interest rates, increased costs to consumers and businesses, slower growth or perhaps, even to a recession. Yet the U.S. economy actually displayed considerable resilience in the face of higher energy costs. Although growth did slow, the economy still expanded at a solid 3.6% rate for the year ended September 30, 2005. The core rate of inflation remained under control as increased global competition, higher productivity, increased energy efficiency and a tight monetary policy helped prevent higher oil prices from being transmitted into general price increases. The Fed kept a firm hand on the tiller, continuing its policy of measured short-term interest rate hikes, despite the disruptions caused by Hurricane Katrina.

As a result, the major U.S. stock market indices were able to post double-digit gains for the year ended September 30, 2005. The S&P 500 rose 12.3%, the NASDAQ 100 increased 13.8%, and the S&P Small Cap 600/Barra Value index ("Small Cap Value index") advanced 18.6% over this twelve-month time period. Most of these gains were realized in the fourth quarter of 2004, when falling oil prices, strong economic growth and a decisive presidential election helped the S&P 500, the NASDAQ 100 and the Small Cap Value index increase 9.2%, 14.9%, and 12.0%, respectively. Rising oil prices then helped pushed these indices down -2.1% to -8.5% during the first quarter of 2005. Despite some volatility, the three U.S. stock market indices managed to post modest positive returns during the second quarter and slightly higher gains during the third quarter of 2005 as good economic news ultimately outweighed investor anxiety over oil prices.

International stocks significantly outperformed U.S. stocks, with the MSCI All Country World Free ex-U.S. index advancing a handsome 28.9% in U.S. dollar terms for the twelve months. Most international stock markets performed well in local terms throughout the year; however, these local returns were enhanced by a weaker dollar in the fourth quarter of 2004 and dampened by a stronger dollar in 2005. Thus, the MSCI All Country World Free ex-U.S. index in U.S. dollar terms rose 15.4% during the fourth quarter of 2004, posted a flat 0.3% return during the first quarter, lost -0.2% in the second quarter and increased 11.8% during the third quarter of this year. For the twelve-month period as a whole, some of the best performance came from the emerging market countries, which benefited from high growth rates, soaring commodities prices and (except for two months in the spring) a fairly strong investor appetite for risk. However, signs of an economic recovery also helped the Japanese stock market post a strong relative return during the third quarter of 2005.

U.S. bonds posted modest gains for the twelve months covered by this report. The Merrill Lynch Treasury Master index rose 2.5% for the year as the U.S. bond markets tended to treat the rise in oil prices as a drag on the American economy rather than as an inflationary phenomenon. Despite an increase in short rates, longer rates generally stayed within a fairly narrow trading range, resulting in a flattening of the yield curve until long rates rose slightly toward the end of the one-year period.

Within the U.S. bond market, riskier bonds tended to perform better than Treasury debt, with some of the best returns coming from mortgage and high yield debt. However, while riskier debt led the way for the year, the rally has faltered in the last several months of the year. Around the world, longer maturity bonds performed better than shorter maturity bonds.

International sovereign debt, as measured by the Citigroup non-US$ World Government Bond index (fully hedged), significantly outperformed U.S. Treasury debt, rising 7.0% for the twelve months. The European bond markets had some of the strongest returns on a currency hedged basis. Interest rates declined there amidst some political disarray, including several referenda against the European constitution, split elections in Germany and questions regarding Italy's commitment to the euro.

A CLOSER LOOK AT YOUR FUNDS:

The following table provides some historic performance data for the Funds. It is followed by a more detailed discussion of each Fund's performance during the twelve months covered by this report.

Standardized Total Returns for Investment Periods Ended September 30, 2005:
--------------------------- ---------- --------------------------- -------------
                                       5 YEARS                     10 YEARS
                            1 YEAR     (ANNUALIZED)                (ANNUALIZED)
--------------------------- ---------- --------------------------- -------------
Cognitive Value Fund        17.14%     9.86% (since 5/30/01)(1)    N/A
--------------------------- ---------- --------------------------- -------------
Enhanced Growth Fund        12.24%     -2.77% (since 5/30/01)(1)   N/A
--------------------------- ---------- --------------------------- -------------
International Equity Fund   31.32%     4.99%                       7.19%
--------------------------- ---------- --------------------------- -------------
Bond Opportunity Fund       2.50%      5.32%                       4.57%
--------------------------- ---------- ------------------------    -------------
(1)Partial period only.  Annualized returns from 5/30/01 inception to 9/30/05.

THE PERFORMANCE DATA QUOTED IN THE ABOVE TABLE AND ELSEWHERE IN THIS REPORT REPRESENTS PAST PERFORMANCE. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT IN THE FUNDS WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. CURRENT PERFORMANCE MAY BE HIGHER OR LOWER THAN THE PERFORMANCE DATA QUOTED. MORNINGSTAR RATINGS GIVEN LATER IN THIS LETTER ARE FOR THE PERIODS INDICATED AND ARE SUBJECT TO CHANGE MONTHLY. PERFORMANCE INFORMATION CURRENT AS TO THE MOST RECENT MONTH-END AND THE MOST CURRENT MORNINGSTAR RATINGS MAY BE OBTAINED BY CONTACTING BAILARD FUND SERVICES AT (800) 882-8383. THE INTERNATIONAL EQUITY FUND IMPOSES A 2% REDEMPTION FEE ON SHARES SOLD OR EXCHANGED WITHIN 31 DAYS AFTER PURCHASE. THE PERFORMANCE DATA QUOTED DOES NOT REFLECT THE DEDUCTION OF ANY REDEMPTION FEE AND, IF REFLECTED, ANY REDEMPTION FEE WOULD REDUCE THE PERFORMANCE QUOTED.

The figures in the above table reflect the average annual total return over the period indicated that would equate an initial amount invested in shares of each Fund to the ending redeemable value of such shares, assuming all dividends and distributions by the Fund were reinvested at net asset value. The returns shown do not reflect the deduction of taxes that a stockholder would pay on Fund distributions or the redemption of Fund shares.

COGNITIVE VALUE FUND: The Cognitive Value Fund rose 11.4% in the fourth quarter of 2004, lost -2.3% in the first quarter of 2005 and gained a combined 7.7% in the second and third quarters of 2005, for a total return of 17.1% over the twelve months ended September 30, 2005. Results were impressive on an absolute basis, with returns well in excess of the broader U.S. stock market as measured by the S&P 500. The Fund was behind the 18.6% return earned by its benchmark, the Small Cap Value index. Behavioral finance factors generally helped the Cognitive Value Fund's performance in the first half of 2005, although they detracted value in the fourth quarter of 2004 and in July and August of 2005. The Fund also experienced higher than normal portfolio turnover when it realigned its portfolio in response to some changes in its benchmark, which switched from weighting stocks by total shares outstanding to weighting stocks by float (i.e. shares readily tradable) in two stages during this period. The first stage took place in March 2005 and the second and final stage took place in September 2005.

ENHANCED GROWTH FUND: The Enhanced Growth Fund rose 14.0% in the fourth quarter of 2004, fell -9.0% in the first quarter of 2005 and gained a combined 8.1% in the second and third quarters of 2005, for a total return of 12.2% over the twelve months ended September 30, 2005. The Fund's one-year return lagged the 13.8% gain of its NASDAQ 100 benchmark. Most of the shortfall in performance can be attributed to security selection during the first half of the period. The Fund tended to be sector neutral throughout the year and its performance closely tracked that of its benchmark during the second and third quarters of 2005. Most industry sectors within the NASDAQ 100 index posted positive returns, although the materials sector did decline in the last three quarters of the period because high raw material costs due to high energy prices could not be passed on to end consumers.

The Enhanced Growth Fund as in previous quarters again did not make any investments in initial public offerings or private placements over this period. It also did not write any covered call options. Although there have been few special investment opportunities in the past twelve months, the Fund remains open to taking small positions in suitable IPOs should they become available in the future.

INTERNATIONAL EQUITY FUND: The International Equity Fund rose 14.9% in the fourth quarter of 2004, 1.1% in the first quarter of 2005 and a combined 13.0% in the second and third quarters of 2005, for a total return of 31.3% over the twelve months ended September 30, 2005. Although the Fund manager does not currently use an index to internally evaluate the performance of the Fund, the Fund's twelve-month return can be compared to the 28.9% gain registered by the MSCI All Country World Free ex-U.S. index over the same time period.** The International Equity Fund is pleased to note that it has received the following Morningstar risk-adjusted return ratings for periods ended September 30, 2005: three years - five stars (out of 417 funds), five years - four stars (out of 295 funds), 10 years - four stars (out of 111 funds) and overall - four stars (out of 417 funds) for Morningstar's Foreign Large Blend Equity category. [For each fund with at least a three-year history, Morningstar calculates a Morningstar rating based on a Morningstar risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads and redemption fees), placing more of an emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. The overall Morningstar rating for a fund is derived from a weighted average of the performance figures associated with its three, five and ten-year (if applicable) Morningstar rating metrics.]

The International Equity Fund continued to add value via its country selections, tending to overweight countries and regions with strong performance and to underweight countries and regions that underperformed. The Fund particularly benefited from its emerging market holdings, which generally outperformed the developed market (except for some isolated rough patches in 2005). Although stock selection was a slight negative in the fourth quarter of 2004, it added value in the second quarter of 2005.

BOND OPPORTUNITY FUND: The Bond Opportunity Fund rose 1.0% in the fourth quarter of 2004, fell -0.4% in the first quarter of 2005, gained 2.5% in the second quarter of 2005 and declined -0.7% in the third quarter of 2005. As a result, it had a total return of 2.5% over the twelve months ended September 30, 2005. The Fund's performance can be compared to the 3.6% return achieved by its benchmark, an 80%/20% mix of the Merrill Lynch Corporate/Government Master index and the Citigroup non-US$ World Government Bond index (fully hedged).

In analyzing its performance during the year relative to its benchmark, the Bond Opportunity Fund benefited from an underweight position in Treasury bonds, an overweight position in corporate (especially BBB rated) bonds, an overweight position in non-U.S. bonds and its high yield debt holdings. However, the Fund failed to take on adequate interest rate risk to match the benchmark's return, especially overseas. During the second half of the period in particular, the Fund was hurt by having a below benchmark duration (a more precise measure than years to maturity of a bond's sensitivity to interest rates).

CLOSING COMMENTS

Looking back over the past year, we are pleased that the Cognitive Value Fund, the Enhanced Growth Fund and the International Equity Fund posted double-digit returns despite the tumult caused by higher oil prices. The International Equity Fund continued to perform well relative to its peers. The Cognitive Value Fund and the Enhanced Growth Fund offered important diversification benefits to core "S&P 500" U.S. stock investment strategies, while the Bond Fund provided potential portfolio "insurance" should interest rates decline due to recession or unexpected shocks to the economy.

Thus far in 2005, the global equity markets have not been as robust as they were for the twelve months covered by this report. Most major U.S. and international stock indices have reported slight losses to modest gains for 2005 year to date (through October 25th), as investors continue to grapple with the consequences of higher energy costs and the devastation wrought by recent hurricanes. We believe investors may be overreacting to the negative news. If the U.S. economy continues to slow as we expect, the Fed should be able to contain inflationary pressures without pushing the economy into a recession. Hurricane reconstruction efforts should also provide some fiscal stimulus later this year and into 2006. In this environment, corporate earnings could be stronger than expected, setting the stage for more favorable stock market conditions down the road.

Please feel free to contact one of Bailard Fund Services' client service counselors at (800) 882-8383 if you have any questions or would like to discuss the Funds in greater detail. We appreciate your continued confidence and support.

Sincerely,



Peter M. Hill                               Burnie E. Sparks, Jr., CFA
Chairman                                    President


* The index performance data quoted in the Market Overview section and elsewhere in this letter represent past performance and are no indication of future results. The S&P 500 is a commonly used capitalization-weighted index of 500 widely held U.S. stocks, as calculated by Standard & Poor's, a division of McGraw-Hill. The NASDAQ 100 index is a commonly used modified capitalization-weighted index that measures the performance of the 100 largest non-financial companies listed on the National Market Tier of the NASDAQ Stock Market, Inc. The S&P Small Cap 600/Barra index is a commonly used capitalization-weighted index consisting of those stocks in the S&P Small Cap 600 index deemed to be value, as opposed to growth, stocks - as calculated by Barra and Standard & Poor's. The MSCI All Country World Free ex-U.S. index is a commonly used Morgan Stanley Capital International index that measures the performance of equities available to foreign investors in 48 developed and emerging market countries outside of the United States. It is presented in U.S. dollar terms, gross of the withholding tax on foreign dividends. The Merrill Lynch Master Treasury index is a commonly used index that measures the performance of U.S. Treasury bonds. The Merrill Lynch Corporate/Government Master index is a commonly used index that measures the performance of the broad U.S. dollar investment grade debt universe, excluding mortgage and asset-backed securities. The Citigroup non-US$ World Government Bond index (fully hedged), formerly known as the Salomon Brothers non-US$ World Government Bond index, is a commonly used index that measures the performance of government debt with maturities of at least one year issued by twenty developed market countries outside of the United States. Returns are presented 100% currency-hedged in U.S. dollar terms. Neither the Merrill Lynch Corporate/Government Master index nor the Citigroup non-US$ World Government Bond index (fully hedged) measures the performance of mortgage and asset-backed securities or the bond markets in developing countries, in which the Bond Opportunity Fund can invest. All market indices are unmanaged and are presented on a total return basis, with dividends reinvested.


 ** Since April 2001, the Fund manager has not used an index to evaluate the performance of the International Equity Fund internally. Instead, a dynamic subset of Morningstar's universe of large cap blended value/growth international stock mutual funds has been used for performance comparison purposes.

THE COGNITIVE VALUE FUND INVESTS IN SMALL CAP STOCKS, WHICH HAVE SPECIFIC RISKS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, GREATER VOLATILITY THAN INVESTMENTS IN LARGER CAPITALIZATION STOCKS. THE ENHANCED GROWTH FUND INVESTS PRIMARILY IN THE HIGH TECHNOLOGY SECTOR AND MAY INVEST IN PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERINGS. EACH OF THESE INVESTMENT STRATEGIES HAS SPECIFIC RISKS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, SECTOR CONCENTRATION RISK IN A VOLATILE SECTOR AND THE RISK OF INVESTING IN PRIVATE OR NEWLY PUBLIC, UNSEASONED COMPANIES. THE INTERNATIONAL EQUITY FUND AND THE BOND OPPORTUNITY FUND INVEST IN INTERNATIONAL SECURITIES IN DEVELOPED AND EMERGING MARKET COUNTRIES, WHICH HAVE SPECIFIC

RISKS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN CURRENCY EXCHANGE RATES AND LACK OF ACCURATE PUBLIC INFORMATION AND THE HIGHER RISKS THAT ACCOMPANY INVESTING IN SECURITIES OF ISSUERS LOCATED IN EMERGING MARKET COUNTRIES. THE BOND OPPORTUNITY FUND INVESTS PRIMARILY IN DEBT SECURITIES, WHICH HAVE SPECIFIC RISKS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, INTEREST RATE RISK (THE RISK THAT RISING INTEREST RATES WILL CAUSE BOND PRICES TO FALL). FOR MORE INFORMATION ABOUT THESE AND OTHER RISKS, PLEASE SEE THE FUNDS' PROSPECTUS.

The views expressed in this letter reflect events only through the date of this letter. These views are subject to change at any time. This report does not constitute a prospectus for use in the purchase or sale of shares of any Fund or a recommendation with respect to any securities mentioned in this report. This report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF AN INVESTMENT CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION ABOUT THE FUNDS. INVESTORS SHOULD READ THE PROSPECTUS CAREFULLY BEFORE INVESTING. FOR A COPY OF THE PROSPECTUS, PLEASE CONTACT BAILARD FUND SERVICES' INVESTOR SERVICES DEPARTMENT AT (800) 882-8383. Bailard Fund Services, Inc. is a wholly owned subsidiary of Bailard, Inc.

                          BAILARD COGNITIVE VALUE FUND

                                  (UNAUDITED)
                CUMULATIVE TOTAL RETURN OF A $10,000 INVESTMENT
                  MAY 30, 2001 (INCEPTION) - SEPTEMBER 30, 2005

[Line Graph Omitted]
Plot points are as follows:

                         Bailard Cognitive       S&P Small Cap 600/
                            Value Fund           Barra Value Index
Inception (5/30/01)          $10,000                 $10,000
            May-01            $9,950                 $10,029
            Jun-01           $10,210                 $10,412
            Jul-01           $10,070                 $10,315
            Aug-01            $9,990                 $10,149
            Sep-01            $8,840                  $8,696
            Oct-01            $9,180                  $9,094
            Nov-01            $9,800                  $9,821
            Dec-01           $10,429                 $10,530
            Jan-02           $10,570                 $10,727
            Feb-02           $10,670                 $10,681
            Mar-02           $11,550                 $11,609
            Apr-02           $11,941                 $12,084
            May-02           $11,450                 $11,626
            Jun-02           $11,110                 $11,106
            Jul-02            $9,529                  $9,301
            Aug-02            $9,399                  $9,288
            Sep-02            $8,438                  $8,605
            Oct-02            $8,688                  $8,778
            Nov-02            $9,198                  $9,252
            Dec-02            $8,757                  $9,007
            Jan-03            $8,536                  $8,635
            Feb-03            $8,225                  $8,315
            Mar-03            $8,166                  $8,290
            Apr-03            $8,938                  $9,039
            May-03            $9,801                  $9,882
            Jun-03            $9,901                 $10,175
            Jul-03           $10,413                 $10,673
            Aug-03           $10,884                 $11,186
            Sep-03           $10,593                 $10,819
            Oct-03           $11,516                 $11,783
            Nov-03           $11,938                 $12,270
            Dec-03           $12,249                 $12,613
            Jan-04           $12,550                 $12,914
            Feb-04           $12,800                 $13,220
            Mar-04           $12,891                 $13,451
            Apr-04           $12,289                 $12,956
            May-04           $12,389                 $13,119
            Jun-04           $12,971                 $13,838
            Jul-04           $12,359                 $13,181
            Aug-04           $12,258                 $13,225
            Sep-04           $12,830                 $13,879
            Oct-04           $12,930                 $13,998
            Nov-04           $14,084                 $15,272
            Dec-04           $14,289                 $15,550
            Jan-05           $13,846                 $15,007
            Feb-05           $14,222                 $15,471
            Mar-05           $13,957                 $15,181
            Apr-05           $13,238                 $14,348
            May-05           $14,034                 $15,208
            Jun-05           $14,643                 $15,805
            Jul-05           $15,317                 $16,737
            Aug-05           $14,952                 $16,418
            Sep-05           $15,030                 $17,101


AVERAGE ANNUAL TOTAL RETURN*
------------------------------------------- ----------- ------------------------------- ------------------
                                                        5 YEARS                         10 YEARS
                                            1 YEAR      (ANNUALIZED)                    (ANNUALIZED)
------------------------------------------- ----------- ------------------------------- ------------------
 Return Before Taxes                        17.14%      9.86% (since 5/30/01)**         N/A
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        15.46%      9.47% (since 5/30/01)**         N/A
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        13.08%      8.49% (since 5/30/01)**         N/A
        and Redemption of Fund Shares
------------------------------------------- ----------- ------------------------------- ------------------

Past performance is not predictive of future performance.

The above graph shows the historic growth of a $10,000 investment in the Bailard Cognitive Value Fund since its inception on May 30, 2001. The graph does not reflect the deduction of taxes that a stockholder would pay on Fund distributions or the redemption of Fund shares. We compare this investment to the growth of the S&P Small Cap 600/Barra Value Index, adjusted to reflect the reinvestment of dividends. This commonly used index measures the performance of a selection of stocks from the S&P Small Cap 600 index (which is composed of 600 U.S. stocks with market capitalizations of $300 million to $1 billion meeting certain investability and financial viability standards) that meet a value criteria as determined by Standard & Poor's Corporation and Barra, Inc. on the basis of a book to value calculation. As the graph indicates, a $10,000 investment in the Bailard Cognitive Value Fund would have grown to $15,030 by September 30, 2005.

* The after-tax return figures are shown using the highest individual federal income tax rates in effect at the time of each distribution. They do not reflect the impact of state and local taxes. Your after-tax return will depend upon your individual tax situation, and may differ from the figures shown here. If a fund incurs a loss, which generates a tax benefit, the post-redemption after-tax return may exceed the fund's other return figures. The after-tax return information does not apply to tax-deferred accounts (such as 401(k) plans or IRAs) because these accounts are not subject to current taxes.

** Partial period from 5/30/01 inception to 9/30/05.

                          BAILARD ENHANCED GROWTH FUND

                                  (UNAUDITED)
                CUMULATIVE TOTAL RETURN OF A $10,000 INVESTMENT
                  MAY 30, 2001 (INCEPTION) - SEPTEMBER 30, 2005

[Line Graph Omitted]
Plot points are as follows:

                         Bailard Enhanced
                           Growth Fund                NASDAQ 1000 Index
Inception (5/30/01)          $10,000                      $10,000
            May-01           $10,000                      $10,117
            Jun-01           $10,150                      $10,287
            Jul-01            $9,320                       $9,464
            Aug-01            $8,130                       $8,262
            Sep-01            $6,500                       $6,568
            Oct-01            $7,550                       $7,673
            Nov-01            $8,850                       $8,974
            Dec-01            $8,730                       $8,867
            Jan-02            $8,630                       $8,716
            Feb-02            $7,590                       $7,644
            Mar-02            $8,140                       $8,170
            Apr-02            $7,200                       $7,182
            May-02            $6,850                       $6,796
            Jun-02            $5,990                       $5,914
            Jul-02            $5,490                       $5,412
            Aug-02            $5,410                       $5,302
            Sep-02            $4,800                       $4,684
            Oct-02            $5,680                       $5,567
            Nov-02            $6,350                       $6,280
            Dec-02            $5,630                       $5,539
            Jan-03            $5,650                       $5,532
            Feb-03            $5,810                       $5,686
            Mar-03            $5,880                       $5,736
            Apr-03            $6,310                       $6,229
            May-03            $6,760                       $6,747
            Jun-03            $6,800                       $6,769
            Jul-03            $7,180                       $7,194
            Aug-03            $7,530                       $7,557
            Sep-03            $7,330                       $7,346
            Oct-03            $7,970                       $7,986
            Nov-03            $8,010                       $8,032
            Dec-03            $8,240                       $8,280
            Jan-04            $8,290                       $8,422
            Feb-04            $8,150                       $8,297
            Mar-04            $7,940                       $8,117
            Apr-04            $7,770                       $7,909
            May-04            $8,150                       $8,277
            Jun-04            $8,440                       $8,563
            Jul-04            $7,840                       $7,908
            Aug-04            $7,680                       $7,734
            Sep-04            $7,890                       $7,983
            Oct-04            $8,290                       $8,401
            Nov-04            $8,730                       $8,885
            Dec-04            $8,997                       $9,170
            Jan-05            $8,452                       $8,596
            Feb-05            $8,382                       $8,555
            Mar-05            $8,190                       $8,394
            Apr-05            $7,867                       $8,046
            May-05            $8,553                       $8,742
            Jun-05            $8,251                       $8,464
            Jul-05            $8,886                       $9,098
            Aug-05            $8,775                       $8,972
            Sep-05            $8,856                       $9,085


AVERAGE ANNUAL TOTAL RETURN*
------------------------------------------- ----------- ------------------------------- ------------------
                                                        5 YEARS                         10 YEARS
                                            1 YEAR      (ANNUALIZED)                    (ANNUALIZED)
------------------------------------------- ----------- ------------------------------- ------------------
 Return Before Taxes                        12.24%      -2.77% (since 5/30/01)**        N/A
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        11.90%      -2.83% (since 5/30/01)**        N/A
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        7.96%        -2.37% (since 5/30/01)**       N/A
        and Redemption of Fund Shares
------------------------------------------- ----------- ------------------------------- ------------------

Past performance is not predictive of future performance.

The above graph shows the historic growth of a $10,000 investment in the Bailard Enhanced Growth Fund since its inception on May 30, 2001. The graph does not reflect the deduction of taxes that a stockholder would pay on Fund distributions or the redemption of Fund shares. We compare this investment to the growth of the NASDAQ 100 Index, adjusted to reflect the reinvestment of dividends. The NASDAQ 100 is a commonly used, modified capitalization-weighted index that measures the performance of the 100 largest non-financial stocks listed on the National Market Tier of the NASDAQ Stock Market, Inc. As the graph indicates, a $10,000 investment in the Bailard Enhanced Growth Fund would have fallen to $8,856 by September 30, 2005.

* The after-tax return figures are shown using the highest individual federal income tax rates in effect at the time of each distribution. They do not reflect the impact of state and local taxes. Your after-tax return will depend upon your individual tax situation, and may differ from the figures shown here. If a fund incurs a loss, which generates a tax benefit, the post-redemption after-tax return may exceed the fund's other return figures. The after-tax return information does not apply to tax-deferred accounts (such as 401(k) plans or IRAs) because these accounts are not subject to current taxes.

**Partial period from 5/30/01 inception to 9/30/05.

                         BAILARD INTERNATIONAL EQUITY FUND

                                   (UNAUDITED)
                 CUMULATIVE TOTAL RETURN OF A $10,000 INVESTMENT
                      OCTOBER 1, 1995 - SEPTEMBER 30, 2005

[Line Graph Omitted]
Plot points are as follows:

            Bailard International                     MSCII All Country
                Equity Fund                      Word Free ex-US (US$) Index
Sep-95            $10,000                                  $10,000
Dec-95            $10,290                                  $10,355
Mar-96            $10,520                                  $10,693
Jun-96            $10,733                                  $10,907
Sep-96            $10,733                                  $10,870
Dec-96            $11,277                                  $11,047
Mar-97            $11,467                                  $11,020
Jun-97            $12,739                                  $12,450
Sep-97            $13,118                                  $12,336
Dec-97            $12,400                                  $11,273
Mar-98            $14,281                                  $12,812
Jun-98            $14,400                                  $12,622
Sep-98            $11,726                                  $10,714
Dec-98            $13,889                                  $12,902
Mar-99            $13,996                                  $13,208
Jun-99            $14,833                                  $13,825
Sep-99            $14,791                                  $14,294
Dec-99            $18,391                                  $16,890
Mar-00            $18,438                                  $17,022
Jun-00            $17,007                                  $16,328
Sep-00            $15,693                                  $14,996
Dec-00            $14,854                                  $14,342
Mar-01            $12,724                                  $12,457
Jun-01            $12,750                                  $12,441
Sep-01            $11,088                                  $10,603
Dec-01            $11,660                                  $11,546
Mar-02            $12,101                                  $11,736
Jun-02            $11,711                                  $11,425
Sep-02             $9,608                                   $9,220
Dec-02            $10,177                                   $9,852
Mar-03             $9,631                                   $9,133
Jun-03            $11,589                                  $10,946
Sep-03            $12,502                                  $11,897
Dec-03            $14,641                                  $13,932
Mar-04            $15,325                                  $14,605
Jun-04            $14,983                                  $14,504
Sep-04            $15,246                                  $14,650
Dec-04            $17,525                                  $16,908
Mar-05            $17,711                                  $16,964
Jun-05            $17,764                                  $16,962
Sep-05            $20,021                                  $18,969


AVERAGE ANNUAL TOTAL RETURN*
------------------------------------------- ----------- ------------------------------- ------------------
                                                        5 YEARS                         10 YEARS
                                            1 YEAR      (ANNUALIZED)                    (ANNUALIZED)
------------------------------------------- ----------- ------------------------------- ------------------
 Return Before Taxes                        31.32%      4.49%                           7.19%
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        30.94%      4.41%                           5.92%
------------------------------------------- ----------- ------------------------------- ------------------
 Return After Taxes on Distributions        20.32%      4.01%                           5.60%
        and Redemption of Fund Shares
------------------------------------------- ----------- ------------------------------- ------------------

Past performance is not predictive of future performance.

The above graph shows the historic growth of a $10,000 investment in the Bailard International Equity Fund since October 1, 1995. The graph does not reflect the deduction of taxes that a stockholder would pay on Fund distributions or the redemption of Fund shares. We compare this investment to the growth of the MSCI All Country World Free ex-US. index over the same period, adjusted to reflect the reinvestment of dividends. The MSCI All Country World Free ex-US. index is a commonly used index that measures the performance of equities available to foreign investors in 48 developed and emerging market countries outside of the United States. The returns for this index are given in U.S. dollar terms, gross of withholding taxes on foreign income. As the graph indicates, a $10,000 investment in the Bailard International Equity Fund would have grown to $20,021 by September 30, 2005. Since April 2001, the Fund has not used an index to evaluate the performance of the Fund internally. Instead, a dynamic subset of Morningstar's universe of large cap blended value/growth international stock mutual funds has been used for performance comparison purposes.

* The after-tax return figures are shown using the highest individual federal income tax rates in effect at the time of each distribution. They do not reflect the impact of state and local taxes. Your after-tax return will depend upon your individual tax situation, and may differ from the figures shown here. If a fund incurs a loss, which generates a tax benefit, the post-redemption after-tax return may exceed the fund's other return figures. The after-tax return information does not apply to tax-deferred accounts (such as 401(k) plans or IRAs) because these accounts are not subject to current taxes.

                         BAILARD BOND OPPORTUNITY FUND

                                   (UNAUDITED)
                 CUMULATIVE TOTAL RETURN OF A $10,000 INVESTMENT
                      OCTOBER 1, 1995 - SEPTEMBER 30, 2005

[Line Graph Omitted]
Plot points are as follows:

                Bailard Bond        Merrill Lynch Corp/     80/20 Merrill Lynch/
              Opportunity Fund      Govt Master Index        Citigroup Index
Sep-95            $10,000                $10,000                 $10,000
Dec-95            $10,411                $10,468                 $10,456
Mar-96            $10,386                $10,230                 $10,284
Jun-96            $10,553                $10,273                 $10,371
Sep-96            $10,932                $10,455                 $10,600
Dec-96            $11,291                $10,776                 $10,939
Mar-97            $11,097                $10,691                 $10,903
Jun-97            $11,363                $11,077                 $11,285
Sep-97            $11,560                $11,465                 $11,680
Dec-97            $11,585                $11,830                 $12,038
Mar-98            $11,786                $12,017                 $12,266
Jun-98            $11,911                $12,331                 $12,580
Sep-98            $12,572                $12,927                 $13,199
Dec-98            $12,920                $12,957                 $13,238
Mar-99            $12,697                $12,802                 $13,160
Jun-99            $12,347                $12,665                 $13,033
Sep-99            $12,507                $12,736                 $13,104
Dec-99            $12,313                $12,691                 $13,097
Mar-00            $12,297                $13,039                 $13,443
Jun-00            $12,346                $13,214                 $13,637
Sep-00            $12,067                $13,589                 $13,993
Dec-00            $12,482                $14,202                 $14,603
Mar-01            $12,743                $14,649                 $15,043
Jun-01            $12,725                $14,676                 $15,079
Sep-01            $13,322                $15,410                 $15,738
Dec-01            $13,268                $15,404                 $15,752
Mar-02            $13,118                $15,311                 $15,662
Jun-02            $13,492                $15,881                 $16,200
Sep-02            $14,165                $16,820                 $17,052
Dec-02            $14,340                $17,090                 $17,320
Mar-03            $14,534                $17,360                 $17,580
Jun-03            $14,940                $17,949                 $18,093
Sep-03            $14,882                $17,864                 $18,002
Dec-03            $14,882                $17,865                 $18,005
Mar-04            $15,218                $18,406                 $18,492
Jun-04            $14,843                $17,837                 $18,006
Sep-04            $15,258                $18,459                 $18,584
Dec-04            $15,414                $18,607                 $18,782
Mar-05            $15,353                $18,499                 $18,744
Jun-05            $15,741                $19,142                 $19,373
Sep-05            $15,639                $18,962                 $19,248


AVERAGE ANNUAL TOTAL RETURN*
------------------------------------------- ----------- ------------------------------- ------------------
                                                        5 YEARS                         10 YEARS
                                            1 YEAR      (ANNUALIZED)                    (ANNUALIZED)
------------------------------------------- ----------- ------------------------------- ------------------
 Return Before Taxes                         2.50%       5.32%                            4.57%
-------------------------------------------- ----------- -------------------------------- -----------------
 Return After Taxes on Distributions         1.31%       3.62%                            2.25%
-------------------------------------------- ----------- -------------------------------- -----------------
 Return After Taxes on Distributions         1.62%       3.48%                            2.40%
        and Redemption of Fund Shares
-------------------------------------------- ----------- -------------------------------- -----------------

Past performance is not predictive of future performance.

The above graph shows the historic growth of a $10,000 investment in the Bailard Bond Opportunity Fund since October 1, 1995. The graph does not reflect the deduction of taxes that a stockholder would pay on Fund distributions or the redemption of Fund shares. We compare this investment to the growth of the Merrill Lynch Corporate/Government Master Index and the 80/20 Merrill Lynch/Citigroup Index over the same period, adjusted to reflect the reinvestment of dividends. The Merrill Lynch Corporate/Government Master Index is a commonly used index that measures the performance of the broad U.S. dollar investment grade debt universe, excluding mortgage and asset-backed securities. To more fully reflect the Fund's current investment strategy, we have also calculated a benchmark index with an 80% weighting in the Merrill Lynch Corporate/Government Master Index and a 20% weighting in the fully hedged Citigroup Non-US$ World Government Bond Index (previously the Salomon Brothers Non-US$ World Government Bond Index). Neither of these indices measures the performance of mortgage and asset-backed securities or the bond markets in developing countries, in which the Fund may invest. As the graph indicates, a $10,000 investment in the Bailard Bond Opportunity Fund would have grown to $15,639 by September 30, 2005.

* The after-tax return figures are shown using the highest individual federal income tax rates in effect at the time of each distribution. They do not reflect the impact of state and local taxes. Your after-tax return will depend upon your individual tax situation, and may differ from the figures shown here. If a fund incurs a loss, which generates a tax benefit, the post-redemption after-tax return may exceed the fund's other return figures. The after-tax return information does not apply to tax-deferred accounts (such as 401(k) plans or IRAs) because these accounts are not subject to current taxes.

STOCKHOLDER EXPENSE EXAMPLE

As a stockholder of the Funds, you incur two types of costs: (1) transaction costs, including redemption fees, and (2) ongoing costs, including management fees and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2005 to September 30, 2005).

ACTUAL EXPENSES

The first line of the table below for each Fund provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line for a Fund under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table below for each Fund provides information about hypothetical account values and hypothetical expenses based on a Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as redemption fees. Therefore, the second line of the table for a Fund is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

                                                      BEGINNING              ENDING
                                                    ACCOUNT VALUE         ACCOUNT VALUE          EXPENSES PAID
                                                    APRIL 1, 2005      SEPTEMBER 30, 2005        DURING PERIOD*
------------------------------------------------ -------------------- ---------------------- -----------------------
COGNITIVE VALUE FUND
Actual                                               $ 1,000.00            $ 1,076.90                $ 5.21
Hypothetical (5% return before expenses)             $ 1,000.00            $ 1,020.06                $ 5.06
------------------------------------------------ -------------------- ---------------------- -----------------------
ENHANCED GROWTH FUND
Actual                                               $ 1,000.00            $ 1,081.30                $ 5.11
Hypothetical (5% return before expenses)             $ 1,000.00            $ 1,020.13                $ 4.96
------------------------------------------------ -------------------- ---------------------- -----------------------
INTERNATIONAL EQUITY FUND
Actual                                               $ 1,000.00            $ 1,130.40                $ 8.17
Hypothetical (5% return before expenses)             $ 1,000.00            $ 1,017.40                $ 7.74
------------------------------------------------ -------------------- ---------------------- -----------------------
BOND OPPORTUNITY FUND
Actual                                               $ 1,000.00            $ 1,018.60                $ 5.82
Hypothetical (5% return before expenses)             $ 1,000.00            $ 1,019.28                $ 5.82
------------------------------------------------ -------------------- ---------------------- -----------------------

*EXPENSES ARE EQUAL  TO EACH FUND'S  ANNUALIZED  EXPENSE RATIO (SHOWN IN THE TABLE BELOW),  MULTIPLIED BY THE AVERAGE
ACCOUNT VALUE OVER THE PERIOD, MULTIPLIED BY 183/365 (TO REFLECT THE ONE-HALF YEAR PERIOD).

                                                 ---------------------
                                                  ANNUALIZED EXPENSE
                                                    EXPENSE RATIO
------------------------------------------------ ---------------------
COGNITIVE VALUE FUND                                    1.00%
------------------------------------------------ ---------------------
ENHANCED GROWTH FUND                                    0.98%
------------------------------------------------ ---------------------
INTERNATIONAL EQUITY FUND                               1.53%
------------------------------------------------ ---------------------
BOND OPPORTUNITY FUND                                   1.15%
------------------------------------------------ ---------------------

  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005

  ------------------------------------------------------------------------------

                             SECTOR DIVERSIFICATION
         (BASED ON THE FUND'S NET ASSET VALUE AS OF SEPTEMBER 30, 2005


[Sector Graph Omitted]
Sectors are as follows:

Investment Companies            6.7%
Utilities                       6.8%
Technology                     13.6%
Materials                       7.5%
Industrial                     18.7%
Health                          5.3%
Financial                      19.4%
Energy                          5.9%
Consumer Staples                4.6%
Consumer Discretionary         11.1%
Short-Term Securities & Other   0.4%

                                                                            SHARES                 VALUE
                                                                     -------------------   --------------------
  EQUITY SECURITIES   (92.9%)
  FINANCIAL   (19.4%)
  CONSUMER FINANCE   (0.7%)
  Cash America International, Inc.                                               27,400     $          568,550
                                                                                           --------------------
  INSURANCE-LIFE/HEALTH   (1.5%)
  Delphi Financial Group, Inc. - Class A                                         11,700                547,560
  UICI                                                                           21,500                774,000
                                                                                           --------------------
  Total Insurance-Life/Health                                                                        1,321,560
                                                                                           --------------------

  INSURANCE-PROPERTY/CASUALTY   (2.3%)

* ProAssurance Corp.                                                             18,000                840,060
  RLI Corp.                                                                      11,200                518,112
  Selective Insurance Group, Inc.                                                12,800                625,920
                                                                                           --------------------
  Total Insurance-Property/Casualty                                                                  1,984,092
                                                                                           --------------------


                      (See "Notes to Financial Statements")
                                       11


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                            SHARES                 VALUE
                                                                     -------------------   --------------------
  FINANCIAL (CONTINUED)
  INVESTMENT BANK & BROKERAGE   (0.2%)
 * Piper Jaffray Cos., Inc.                                                        7,000    $           209,020
                                                                                           --------------------

  REITS EQUITY DIVERSE   (2.0%)
  Capital Automotive REIT                                                        19,400                750,974
  Colonial Properties Trust                                                       8,500                378,080
  Commercial Net Lease Realty                                                    20,000                400,000
  Entertainment Properties Trust                                                  5,000                223,150
                                                                                           --------------------
  Total REITS Equity Diverse                                                                         1,752,204
                                                                                           --------------------
  REITS EQUITY INDUSTRIAL/OFFICE   (1.0%)
  Lexington Corporate Properties Trust                                           14,000                329,700
  New Century Financial Corp.                                                    13,800                500,526
                                                                                           --------------------
  Total REITS Equity Industrial/Office                                                                 830,226
                                                                                           --------------------
  REITS EQUITY SELF STORAGE   (0.6%)
  Sovran Self Storage, Inc.                                                      11,300                553,135
                                                                                           --------------------
  REGIONAL BANKS   (6.6%)
  Boston Private Financial Holdings, Inc.                                        19,800                525,492
  Central Pacific Financial Corp.                                                12,600                443,268
  Chittenden Corp.                                                               23,300                617,683
  Community Bank System, Inc.                                                    11,000                248,600
  First Republic Bank                                                            25,400                894,842
  Gold Banc Corp., Inc.                                                          43,100                642,190
  Provident Bankshares Corp.                                                      7,000                243,460
  South Financial Group, Inc.                                                    22,000                590,480
  Sterling Bancshares, Inc.                                                      32,800                482,488
  Whitney Holding Corp.                                                          24,800                670,592
  Wintrust Financial Corp.                                                        6,800                341,768
                                                                                           --------------------
  Total Regional Banks                                                                               5,700,863
                                                                                           --------------------
  SPECIALIZED FINANCE   (0.4%)
  Financial Federal Corp.                                                         8,000                318,400
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       12

  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  FINANCIAL (CONTINUED)
  THRIFTS & MORTGAGE FINANCING   (4.1%)
  BankAtlantic Bancorp, Inc. - Class A                                           42,600    $           723,774
  BankUnited Financial Corp. - Class A                                           29,500                674,665
  Downey Financial Corp.                                                         10,000                609,000
* FirstFed Financial Corp.                                                        4,600                247,526
  Fremont General Corp.                                                          28,200                615,606
  Sterling Financial Corp.                                                       28,800                649,440
                                                                                           --------------------
  Total Thrifts & Mortgage Financing                                                                 3,520,011
                                                                                           --------------------
  TOTAL FINANCIAL                                                                                   16,758,061
                                                                                           --------------------

  INDUSTRIAL  (18.7%)
  AEROSPACE/DEFENSE   (3.3%)
* Armor Holdings, Inc.                                                           16,400                705,364
  Cubic Corp.                                                                     5,300                 90,736
  DRS Technologies, Inc.                                                         16,700                824,312
* Esterline Technologies Corp.                                                   11,800                447,102
  Kaman Corp. - Class A                                                          15,700                321,065
* Moog, Inc. - Class A                                                           15,600                460,512
                                                                                           --------------------
  Total Aerospace/Defense                                                                             2,849,091
                                                                                           --------------------
  AIR FREIGHT & LOGISTICS   (0.2%)
* EGL, Inc.                                                                       7,700                209,055
                                                                                           --------------------
  AIRLINES   (0.2%)
* Frontier Airlines, Inc.                                                        17,200                168,216
                                                                                           --------------------

  BUILDING PRODUCTS   (1.0%)

  Apogee Enterprises, Inc.                                                       34,200                584,820
* Griffon Corp.                                                                  10,900                268,140
                                                                                           --------------------
  Total Building Products                                                                              852,960
                                                                                           --------------------
  COMMERCIAL PRINTING   (0.1%)
  Standard Register Co.                                                           8,100                121,095
                                                                                           --------------------
  CONSTRUCTION & ENGINEERING   (2.3%)
* EMCOR Group, Inc.                                                               5,400                320,220
* Shaw Group, Inc.                                                               32,200                794,052
* URS Corp.                                                                      22,100                892,619
                                                                                           --------------------
  Total Construction & Engineering                                                                   2,006,891
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       13


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  INDUSTRIAL   (CONTINUED)
  ELECTRICAL COMPONENT   (0.8%)
  Regal-Beloit Corp.                                                             20,000     $          648,800
                                                                                           --------------------
  INDUSTRIAL CONGLOMERATES   (0.6%)
  Tredegar Corp.                                                                 38,200                496,982
                                                                                           --------------------
  MACHINERY INDUSTRIAL   (2.7%)
  Albany International Corp. - Class A                                           19,700                726,339
  Barnes Group, Inc.                                                             11,500                412,390
  Stewart & Stevenson Services, Inc.                                              9,000                214,650
  Valmont Industries, Inc.                                                       20,600                604,816
  Watts Water Technologies, Inc. - Class A                                       13,200                380,820
                                                                                           --------------------
  Total Machinery Industrial                                                                         2,339,015
                                                                                           --------------------
  MARINE   (0.8%)
* Kirby Corp.                                                                    13,800                682,134
                                                                                           --------------------
  RAILROADS   (0.7%)
* Kansas City Southern                                                           24,000                559,440
                                                                                           --------------------
  SERVICES-DIVERSIFIED/COMMERCIAL   (1.4%)
* Mobile Mini, Inc.                                                               7,000                303,450
* NCO Group, Inc.                                                                15,000                309,900
* School Specialty, Inc.                                                          7,000                341,460
  Viad Corp.                                                                     10,000                273,500
                                                                                           --------------------
  Total Services-Diversified/Commercial                                                              1,228,310
                                                                                           --------------------
  SERVICES-EMPLOYMENT   (0.5%)
* Spherion Corp.                                                                 18,000                136,800
* Volt Information Sciences, Inc.                                                13,800                280,416
                                                                                           --------------------
  Total Services-Employment                                                                            417,216
                                                                                           --------------------
  SERVICES-ENVIRONMENTAL   (0.6%)
  ABM Industries, Inc.                                                           25,800                536,898
                                                                                           --------------------
  SERVICES-OFFICE/SUPPLIES   (0.6%)
* United Stationers, Inc.                                                        10,600                507,316
                                                                                           --------------------
  TRADE COMPANIES & DISTRIBUTION   (2.3%)
  Applied Industrial Technologies, Inc.                                          15,750                565,110
  Hughes Supply, Inc.                                                            44,000              1,434,400
                                                                                           --------------------
  Total Trade Companies & Distribution                                                               1,999,510
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                   14



  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  INDUSTRIAL   (CONTINUED)
  TRUCKING   (0.6%)
  Arkansas Best Corp.                                                             7,800    $           271,986
* Dollar Thrifty Automotive Group, Inc.                                           7,500                252,525
                                                                                           --------------------
  Total Trucking                                                                                       524,511
                                                                                           --------------------
  TOTAL INDUSTRIAL                                                                                  16,147,440
                                                                                           --------------------
  TECHNOLOGY   (13.6%)
  APPLICATION SOFTWARE   (1.1%)
* MapInfo Corp.                                                                  20,100                246,225
* MRO Software, Inc.                                                             14,600                245,864
* Verity, Inc.                                                                   43,200                458,784
                                                                                           --------------------
  Total Application Software                                                                           950,873
                                                                                           --------------------
  COMMUNICATIONS EQUIPMENT   (1.9%)
  Bel Fuse, Inc. - Class B                                                        4,000                145,720
  Belden CDT, Inc.                                                               36,500                709,195
* Brooktrout, Inc.                                                               13,900                180,283
* Digi International, Inc.                                                       19,000                203,870
  Inter-Tel, Inc.                                                                11,900                249,900
* Symmetricom, Inc.                                                              22,600                174,924
                                                                                           --------------------
  Total Communications Equipment                                                                     1,663,892
                                                                                           --------------------
  COMPUTER STORAGE/PERIPHERALS   (0.5%)
* Hutchinson Technology, Inc.                                                    16,900                441,428
                                                                                           --------------------
  ELECTRONIC EQUIPMENT   (1.3%)
* Aeroflex, Inc.                                                                 22,100                206,856
* Checkpoint Systems, Inc.                                                       14,000                332,080
* Coherent, Inc.                                                                 20,300                594,384
                                                                                           --------------------
  Total Electronic Equipment                                                                         1,133,320
                                                                                           --------------------
  ELECTRONIC MANUFACTURING SERVICES   (1.0%)
* Benchmark Electronics, Inc.                                                    20,000                602,400
* RadiSys Corp.                                                                  15,000                291,000
                                                                                           --------------------
  Total Electronic Manufacturing Services                                                              893,400
                                                                                           --------------------
  INTERNET SOFTWARE & SERVICES   (0.7%)
* Internet Security Systems, Inc.                                                26,700                641,067
                                                                                           --------------------
  IT CONSULTING & SERVICES   (0.2%)
* CIBER, Inc.                                                                    22,000                163,460
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       15


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  TECHNOLOGY   (CONTINUED)
  SEMICONDUCTOR EQUIPMENT   (1.5%)
* Advanced Energy Industries, Inc.                                               11,800     $          126,968
* Brooks Automation, Inc.                                                        17,900                238,607
  Cohu, Inc.                                                                     19,000                449,350
* Photronics, Inc.                                                               16,700                323,980
* Rudolph Technologies, Inc.                                                      8,000                107,760
                                                                                           --------------------
  Total Semiconductor Equipment                                                                      1,246,665
                                                                                           --------------------
  SEMICONDUCTORS   (2.7%)
* Actel Corp.                                                                     7,500                108,450
* DSP Group, Inc.                                                                18,900                484,974
* Exar Corp.                                                                     51,500                722,030
* Skyworks Solutions, Inc.                                                       60,000                421,200
* Standard Microsystems Corp.                                                    19,500                583,245
                                                                                           --------------------
  Total Semiconductors                                                                               2,319,899
                                                                                           --------------------
  SERVICES-DATA PROCESSING   (0.6%)
* eFunds Corp.                                                                   27,000                508,410
                                                                                           --------------------
  SYSTEMS SOFTWARE   (0.4%)
* Phoenix Technologies, Ltd.                                                     48,400                364,452
                                                                                           --------------------
  TECHNOLOGY DISTRIBUTION   (1.7%)
  Agilysys, Inc.                                                                  9,500                159,980
* Anixter International, Inc.                                                    27,400              1,105,042
* Bell Microproducts, Inc.                                                       18,200                182,546
                                                                                           --------------------
  Total Technology Distribution                                                                      1,447,568
                                                                                           --------------------
  TOTAL TECHNOLOGY                                                                                  11,774,434
                                                                                           --------------------
  CONSUMER DISCRETIONARY   (11.1%)
  APPAREL & ACCESSORY   (0.5%)
  Oxford Industries, Inc.                                                         6,600                297,792
  Russell Corp.                                                                  10,400                146,016
                                                                                           --------------------
  Total Apparel & Accessory                                                                            443,808
                                                                                           --------------------
  AUTOMOBILE MANUFACTURERS   (0.6%)
  Coachmen Industries, Inc.                                                      14,700                168,903
* Fleetwood Enterprises, Inc.                                                    14,500                178,350
  Monaco Coach Corp.                                                              9,300                137,082
                                                                                           --------------------
  Total Automobile Manufacturers                                                                       484,335
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       16


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  CONSUMER DISCRETIONARY   (CONTINUED)
  AUTO PARTS & EQUIPMENT   (0.7%)
  Pep Boys-Manny, Moe & Jack                                                     16,000     $          221,440
* TBC Corp.                                                                      10,500                362,145
                                                                                           --------------------
  Total Auto Parts & Equipment                                                                         583,585
                                                                                           --------------------
  CASINOS & GAMING   (0.5%)
* Aztar Corp.                                                                    14,500                446,745
                                                                                           --------------------
  FOOTWEAR   (0.2%)
  Brown Shoe Co., Inc.                                                            5,800                191,400
                                                                                           --------------------
  GENERAL MERCHANDISE   (0.2%)
* ShopKo Stores, Inc.                                                             8,000                204,160
                                                                                           --------------------
  HOMEBUILDING   (2.0%)
  M.D.C. Holdings, Inc.                                                           8,800                694,232
  Skyline Corp.                                                                   6,200                251,968
  Standard Pacific Corp.                                                         19,900                826,049
                                                                                           --------------------
  Total Homebuilding                                                                                 1,772,249
                                                                                           --------------------
  HOME FURNISHINGS   (0.2%)
* Interface, Inc. - Class A                                                      22,600                186,676
                                                                                           --------------------
  HOTEL/RESORT/CRUISE   (0.3%)
  Marcus Corp.                                                                   14,900                298,596
                                                                                           --------------------
  HOUSEWARES & SPECIALTY   (0.5%)
* Department 56, Inc.                                                             9,100                113,750
  Libbey, Inc.                                                                   10,800                164,160
  National Presto Industries, Inc.                                                3,800                162,678
                                                                                           --------------------
  Total Housewares & Specialty                                                                         440,588
                                                                                           --------------------
  LEISURE PRODUCTS   (0.6%)
  Arctic Cat, Inc.                                                                5,000                102,700
* JAKKS Pacific, Inc.                                                             8,800                142,824
* K2, Inc.                                                                       20,600                234,840
                                                                                           --------------------
  Total Leisure Products                                                                               480,364
                                                                                           --------------------
  MOVIES & ENTERTAINMENT   (0.2%)
* 4Kids Entertainment, Inc.                                                       8,200                142,598
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       17

  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  CONSUMER DISCRETIONARY   (CONTINUED)
  RESTAURANTS   (0.7%)
  Landry's Restaurants, Inc.                                                     13,100     $          383,830
  Lone Star Steakhouse & Saloon, Inc.                                             8,400                218,400
                                                                                           --------------------
  Total Restaurants                                                                                    602,230
                                                                                           --------------------
  RETAIL-APPAREL   (1.8%)
* Dress Barn, Inc.                                                               22,800                518,928
  Stage Stores, Inc.                                                             19,800                532,026
* Too, Inc.                                                                      19,400                532,142
                                                                                           --------------------
  Total Retail-Apparel                                                                               1,583,096
                                                                                           --------------------
  RETAIL-CATALOG   (0.4%)
* Insight Enterprises, Inc.                                                      18,000                334,800
                                                                                           --------------------
  SPECIALTY STORES   (1.7%)
* Sonic Automotive, Inc.                                                         18,300                406,626
  Haverty Furniture Cos., Inc.                                                    5,600                 68,488
* Jo-Ann Stores, Inc.                                                             6,000                103,800
* Linens 'n Things, Inc.                                                         12,000                320,400
* Zale Corp.                                                                     20,000                543,600
                                                                                           --------------------
  Total Specialty Stores                                                                             1,442,914
                                                                                           --------------------
  TOTAL CONSUMER DISCRETIONARY                                                                       9,638,144
                                                                                           --------------------
  MATERIALS   (7.5%)
  ALUMINUM   (0.6%)
* Aleris International, Inc.                                                     19,110                524,569
                                                                                           --------------------
  CHEMICALS-COMMODITY   (0.2%)
  Wellman, Inc.                                                                  19,500                123,435
                                                                                           --------------------
  CHEMICALS-SPECIALTY   (1.2%)
  Cambrex Corp.                                                                  18,300                346,968
  H.B. Fuller Co.                                                                11,400                354,312
* OM Group, Inc.                                                                 15,700                316,041
                                                                                           --------------------
  Total Chemicals-Specialty                                                                          1,017,321
                                                                                           --------------------
  CONSTRUCTION MATERIALS   (0.3%)
  Texas Industries, Inc.                                                          5,400                293,760
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       18


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  MATERIALS   (CONTINUED)
  CONTAINERS-METAL/GLASS   (1.0%)
  AptarGroup, Inc.                                                               14,000     $          697,340
  Myers Industries, Inc.                                                         15,100                175,764
                                                                                           --------------------
  Total Containers-Metal/Glass                                                                         873,104
                                                                                           --------------------
  DIVERSE METAL/MINING   (0.7%)
* Brush Engineered Materials, Inc.                                               15,600                247,728
* RTI International Metals, Inc.                                                 10,000                393,500
                                                                                           --------------------
  Total Diverse Metal/Mining                                                                           641,228
                                                                                           --------------------
  PAPER PACKAGING   (0.6%)
* Caraustar Industries, Inc.                                                     15,800                173,484
  Chesapeake Corp.                                                                9,600                176,544
  Rock-Tenn Co. - Class A                                                        11,200                169,120
                                                                                           --------------------
  Total Paper Packaging                                                                                519,148
                                                                                           --------------------
  PAPER PRODUCTS   (0.4%)
* Buckeye Technologies, Inc.                                                     25,000                203,000
  Pope & Talbot, Inc.                                                            14,800                151,108
                                                                                           --------------------
  Total Paper Products                                                                                 354,108
                                                                                           --------------------
  STEEL   (2.5%)
  Carpenter Technology Corp.                                                      9,700                568,517
* Chaparral Steel Co.                                                             5,400                136,188
  Commercial Metals Co.                                                          20,000                674,800
  Reliance Steel & Aluminum Co.                                                  10,500                555,765
  Ryerson Tull, Inc.                                                              8,300                176,790
                                                                                           --------------------
  Total Steel                                                                                        2,112,060
                                                                                           --------------------
  TOTAL MATERIALS                                                                                    6,458,733
                                                                                           --------------------
  UTILITIES   (6.8%)
  ELECTRIC UTILITIES   (1.6%)
  Allete, Inc.                                                                   10,000                458,100
* El Paso Electric Co.                                                           18,400                383,640
  Unisource Energy Corp.                                                         15,900                528,516
                                                                                           --------------------
  Total Electric Utilities                                                                           1,370,256
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       19


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  UTILITIES   (CONTINUED)
  GAS UTILITIES   (4.4%)
  Atmos Energy Corp.                                                             38,800     $        1,096,100
  Northwest Natural Gas Co.                                                      20,100                748,122
  Piedmont Natural Gas Co., Inc.                                                 29,900                752,583
* Southern Union Co.                                                             24,541                632,422
  The Laclede Group, Inc.                                                        18,200                591,318
                                                                                           --------------------
  Total Gas Utilities                                                                                3,820,545
                                                                                           --------------------
  MULTI-UTILITIES   (0.8%)
  Avista Corp.                                                                   33,600                651,840
                                                                                           --------------------
  TOTAL UTILITIES                                                                                    5,842,641
                                                                                           --------------------
  ENERGY   (5.9%)
  OIL & GAS-EQUIPMENT/SERVICES   (2.1%)
* Offshore Logistics, Inc.                                                       16,500                610,500
* Veritas DGC, Inc.                                                               2,700                 98,874
* W-H Energy Services, Inc.                                                      35,000              1,134,700
                                                                                           --------------------
  Total Oil & Gas-Equipment/Services                                                                 1,844,074
                                                                                           --------------------
  OIL & GAS-EXPLORATION/PRODUCTION   (3.8%)
* Cimarex Energy Co.                                                             15,100                684,483
* Spinnaker Exploration Co.                                                      15,300                989,757
* Stone Energy Corp.                                                             12,900                787,416
* Swift Energy Co.                                                               17,600                805,200
                                                                                           --------------------
  Total Oil & Gas-Exploration/Production                                                             3,266,856
                                                                                           --------------------
  TOTAL ENERGY                                                                                       5,110,930
                                                                                           --------------------
  HEALTH   (5.3%)
  BIOTECHNOLOGY   (0.5%)
* ArQule, Inc.                                                                   53,000                414,990
                                                                                           --------------------
  HEALTHCARE-EQUIPMENT   (3.0%)
  Analogic Corp.                                                                  7,500                378,075
* CONMED Corp.                                                                   17,400                485,112
  Datascope Corp.                                                                 8,000                248,160
* Greatbatch, Inc.                                                                9,500                260,680
  Invacare Corp.                                                                 10,000                416,700
* Viasys Healthcare, Inc.                                                        17,400                434,826
  Vital Signs, Inc.                                                               7,700                354,893
                                                                                           --------------------
  Total Healthcare-Equipment                                                                         2,578,446
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       20


  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  HEALTH   (CONTINUED)
  HEALTHCARE-FACILITY   (1.1%)
* Genesis HealthCare Corp.                                                        9,000              $ 362,880
* Sunrise Senior Living, Inc.                                                     8,600                573,964
                                                                                           --------------------
  Total Healthcare-Facility                                                                            936,844
                                                                                           --------------------
  HEALTHCARE-SERVICES   (0.6%)
* Gentiva Health Services, Inc.                                                   7,400                134,088
* SFBC International, Inc.                                                        8,100                359,559
                                                                                           --------------------
  Total Healthcare-Services                                                                            493,647
                                                                                           --------------------
  HEALTHCARE-SUPPLIES   (0.1%)
* Savient Pharmaceuticals, Inc.                                                  31,400                118,378
                                                                                           --------------------
  TOTAL HEALTH                                                                                       4,542,305
                                                                                           --------------------
  CONSUMER STAPLES   (4.6%)
  AGRICULTURAL PRODUCT   (0.5%)
  Corn Products International, Inc.                                              22,000                443,740
                                                                                           --------------------
  FOOD DISTRIBUTORS   (1.0%)
  Nash Finch Co.                                                                  6,200                261,578
* Performance Food Group Co.                                                     18,000                568,080
                                                                                           --------------------
  Total Food Distributors                                                                              829,658
                                                                                           --------------------
  HOUSEHOLD PRODUCTS   (0.4%)
* Spectrum Brands, Inc.                                                          13,500                317,925
                                                                                           --------------------
  PACKAGED FOODS/MEATS   (1.4%)
  Flowers Foods, Inc.                                                            31,200                851,136
  J & J Snack Foods Corp.                                                         3,000                173,400
  Sanderson Farms, Inc.                                                           5,200                193,232
                                                                                           --------------------
  Total Packaged Foods/Meats                                                                         1,217,768
                                                                                           --------------------
  RETAIL-DRUGS   (0.5%)
  Longs Drug Stores Corp.                                                        11,000                471,790
                                                                                           --------------------
  RETAIL-FOOD   (0.8%)
  Casey's General Stores, Inc.                                                   30,900                716,880
                                                                                           --------------------
  TOTAL CONSUMER STAPLES                                                                             3,997,761
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       21



  BAILARD COGNITIVE VALUE FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  TOTAL EQUITY SECURITIES
     (Cost: $69,168,134)                                                                    $       80,270,449
                                                                                           --------------------
  INVESTMENT COMPANIES   (6.7%)
  iShares Russell 2000 Value Index Fund                                          41,100              2,709,723
  iShares S&P SmallCap 600/BARRA Value Index Fund                                48,600              3,110,886
                                                                                           --------------------
  TOTAL INVESTMENT COMPANIES
     (Cost: $4,979,855)                                                                              5,820,609
                                                                                           --------------------
                                                                          PRINCIPAL
                                                                           AMOUNT
                                                                     -------------------
  SHORT-TERM SECURITIES   (0.5%)
  TIME DEPOSIT   (0.5%)
  Wells Fargo
     3.310%, 10/03/05
     (Cost: $470,000)                                                 $         470,000                470,000
                                                                                           --------------------
  TOTAL INVESTMENTS   (100.1%)                                                                      86,561,058
         (IDENTIFIED COST: $74,617,989)
  LIABILITIES IN EXCESS OF OTHER ASSETS   (-0.1%)                                                      (96,452)
                                                                                           --------------------
  NET ASSETS   (100.0%)                                                                           $ 86,464,606
                                                                                           ====================


---------------------------------------------------

  * Non-income producing security.

                      (See "Notes to Financial Statements")
                                       22

  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  ------------------------------------------------------------------------------


                             SECTOR DIVERSIFICATION
         (BASED ON THE FUND'S NET ASSET VALUE AS OF SEPTEMBER 30, 2005


[Sector Graph Omitted]
Sectors are as follows:

Investment Companies            2.4%
Telecommunications              1.8%
Technology                     58.5%
Materials                       0.5%
Industrial                      4.0%
Health                         14.6%
Consumer Staples                1.6%
Consumer Discretionary         16.0%
Short-Term Securities & Other   0.6%

                                                                            SHARES                 VALUE
                                                                     -------------------   --------------------
  EQUITY SECURITIES   (97.0%)
  TECHNOLOGY   (58.5%)
  APPLICATION SOFTWARE   (2.7%)

  Autodesk, Inc.                                                                 24,000     $        1,114,560
* Citrix Systems, Inc.                                                           25,000                628,500
* Intuit, Inc.                                                                   27,000              1,209,870
  Siebel Systems, Inc.                                                           49,000                506,170
                                                                                           --------------------
  Total Application Software                                                                         3,459,100
                                                                                           --------------------
  COMPUTER HARDWARE   (7.8%)
* Apple Computer, Inc.                                                          113,500              6,084,735
* Dell, Inc.                                                                    101,000              3,454,200
* Sun Microsystems, Inc.                                                        145,000                568,400
                                                                                           --------------------
  Total Computer Hardware                                                                           10,107,335
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       23


  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  TECHNOLOGY   (CONTINUED)
  COMPUTER STORAGE/PERIPHERALS   (1.1%)
* Network Appliance, Inc.                                                        44,000     $        1,044,560
* QLogic Corp.                                                                   10,500                359,100
                                                                                           --------------------
  Total Computer Storage/Peripherals                                                                 1,403,660
                                                                                           --------------------
  ELECTRONIC MANUFACTURING SERVICES   (0.6%)
* Flextronics International, Ltd.                                                62,000                796,700
                                                                                           --------------------
  HOME ENTERTAINMENT SOFTWARE   (1.3%)
* Electronic Arts, Inc.                                                          30,000              1,706,700
                                                                                           --------------------
  INTERNET SOFTWARE & SERVICES   (3.0%)
* Check Point Software Technologies, Ltd.                                        28,500                693,120
* Google, Inc. - Class A                                                          2,400                759,504
* Yahoo!, Inc.                                                                   72,000              2,436,480
                                                                                           --------------------
  Total Internet Software & Services                                                                 3,889,104
                                                                                           --------------------
  SEMICONDUCTOR EQUIPMENT   (2.6%)
  Applied Materials, Inc.                                                        95,000              1,611,200
  KLA-Tencor Corp.                                                               25,000              1,219,000
* Lam Research Corp.                                                             16,000                487,520
                                                                                           --------------------
  Total Semiconductor Equipment                                                                      3,317,720
                                                                                           --------------------
  SEMICONDUCTORS   (11.1%)
* Altera Corp.                                                                   58,000              1,108,380
* Broadcom Corp. - Class A                                                       27,000              1,266,570
  Intel Corp.                                                                   209,800              5,171,570
  Linear Technology Corp.                                                        40,000              1,503,600
* Marvell Technology Group, Ltd.                                                 30,000              1,383,300
  Maxim Integrated Products, Inc.                                                50,000              2,132,500
  Microchip Technology, Inc.                                                     18,000                542,160
  Xilinx, Inc.                                                                   45,000              1,253,250
                                                                                           --------------------
  Total Semiconductors                                                                              14,361,330
                                                                                           --------------------
  SERVICES-DATA PROCESSING   (1.9%)
* Fiserv, Inc.                                                                   22,000              1,009,140
  Paychex, Inc.                                                                  37,500              1,390,500
                                                                                           --------------------
  Total Services-Data Processing                                                                     2,399,640
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       24


  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  TECHNOLOGY   (CONTINUED)
  SYSTEMS SOFTWARE   (13.3%)
  Adobe Systems, Inc.                                                            50,000            $ 1,492,500
* BEA Systems, Inc.                                                              30,000                269,400
  Microsoft Corp.                                                               376,500              9,687,345
* Oracle Corp.                                                                  226,000              2,800,140
* Symantec Corp.                                                                131,710              2,984,549
                                                                                           --------------------
  Total Systems Software                                                                            17,233,934
                                                                                           --------------------
  TECHNOLOGY DISTRIBUTION   (0.4%)
  CDW Corp.                                                                       8,000                471,360
                                                                                           --------------------
  TELECOM EQUIPMENT   (12.7%)
* Cisco Systems, Inc.                                                           244,000              4,374,920
* Comverse Technology, Inc.                                                      26,000                683,020
* Juniper Networks, Inc.                                                         41,000                975,390
  Qualcomm, Inc.                                                                203,000              9,084,250
* Research in Motion, Ltd.                                                       20,000              1,368,000
                                                                                           --------------------
  Total Telecom Equipment                                                                           16,485,580
                                                                                           --------------------
  TOTAL TECHNOLOGY                                                                                  75,632,163
                                                                                           --------------------
  CONSUMER DISCRETIONARY   (16.0%)
  BROADCASTING & CABLE   (4.1%)
* Comcast Corp. - Class  A                                                       95,000              2,791,100
  EchoStar Communications Corp. - Class A                                        25,000                739,250
* Liberty Global, Inc. - Class A                                                 16,700                452,236
* Liberty Global, Inc. - Series C                                                16,700                430,025
* XM Satellite Radio Holdings, Inc. - Class A                                    23,500                843,885
                                                                                           --------------------
  Total Broadcasting & Cable                                                                         5,256,496
                                                                                           --------------------
  CONSUMER ELECTRONICS   (0.5%)
  Garmin, Ltd.                                                                   10,000                678,300
                                                                                           --------------------
  MOVIES & ENTERTAINMENT   (0.5%)
* Pixar                                                                          15,000                667,650
                                                                                           --------------------
  RESTAURANTS   (2.2%)
* Starbucks Corp.                                                                58,000              2,905,800
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       25


  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  CONSUMER DISCRETIONARY   (CONTINUED)
  RETAIL-APPAREL   (1.2%)
* Sears Holdings Corp.                                                           12,000     $        1,493,040
                                                                                           --------------------
  RETAIL-CATALOG   (0.7%)
* IAC/InterActiveCorp                                                            37,750                956,962
                                                                                           --------------------
  RETAIL-INTERNET   (4.5%)
* Amazon.com, Inc.                                                               30,000              1,359,000
* eBay, Inc.                                                                    109,000              4,490,800
                                                                                           --------------------
  Total Retail-Internet                                                                              5,849,800
                                                                                           --------------------
  SPECIALTY STORES   (2.3%)
* Bed Bath & Beyond, Inc.                                                        44,000              1,767,920
  Staples, Inc.                                                                  54,500              1,161,940
                                                                                           --------------------
  Total Specialty Stores                                                                             2,929,860
                                                                                           --------------------
  TOTAL CONSUMER DISCRETIONARY                                                                      20,737,908
                                                                                           --------------------
  HEALTH   (14.6%)
  BIOTECHNOLOGY   (11.1%)
* Amgen, Inc.                                                                    63,000              5,019,210
* Biogen Idec, Inc.                                                              40,000              1,579,200
* Celgene Corp.                                                                  17,000                923,440
* Chiron Corp.                                                                   22,900                998,898
* Genzyme Corp.                                                                  34,500              2,471,580
* Gilead Sciences, Inc.                                                          48,000              2,340,480
* MedImmune, Inc.                                                                30,000              1,009,500
                                                                                           --------------------
  Total Biotechnology                                                                               14,342,308
                                                                                           --------------------
  HEALTHCARE-DISTRIBUTION/SERVICES   (0.4%)
* Patterson Companies, Inc.                                                      12,000                480,360
                                                                                           --------------------
  HEALTHCARE-EQUIPMENT   (1.1%)
  Biomet, Inc.                                                                   40,000              1,388,400
                                                                                           --------------------
  HEALTHCARE-SERVICES   (0.6%)
* Express Scripts, Inc.                                                          13,000                808,600
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       26


  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  HEALTH   (CONTINUED)
  PHARMACEUTICALS   (1.4%)
* DUSA Pharmaceuticals, Inc.                                                     10,000     $          106,000
  Teva Pharmaceutical Industries, Ltd., ADR                                      53,000              1,771,260
                                                                                           --------------------
  Total Pharmaceuticals                                                                              1,877,260
                                                                                           --------------------
  TOTAL HEALTH                                                                                      18,896,928
                                                                                           --------------------
  INDUSTRIAL   (4.0%)
  AIR FREIGHT AND COURIERS   (0.7%)
  Expeditors International of Washington, Inc.                                   15,000                851,700
                                                                                           --------------------
  ELECTRICAL COMPONENTS   (0.4%)
  American Power Conversion Corp.                                                21,000                543,900
                                                                                           --------------------
  MACHINERY CONSTRUCTION/FARMING   (1.1%)
  Paccar, Inc.                                                                   21,000              1,425,690
                                                                                           --------------------
  SERVICES-DIVERSIFIED/COMMERCIAL   (1.8%)
* Apollo Group, Inc. - Class A                                                   20,000              1,327,800
  Cintas Corp.                                                                   24,000                985,200
                                                                                           --------------------
  Total Services-Diversified/Commercial                                                              2,313,000
                                                                                           --------------------
  TOTAL INDUSTRIAL                                                                                   5,134,290
                                                                                           --------------------
  TELECOMMUNICATIONS   (1.8%)
  INTEGRATED TELECOM SERVICES   (1.8%)
  Sprint Nextel Corp.                                                            97,647              2,322,046
                                                                                           --------------------
  Total Telecommunications                                                                           2,322,046
                                                                                           --------------------
  CONSUMER STAPLES   (1.6%)
  HYPERMARKETS & SUPERCENTERS   (0.9%)
  Costco Wholesale Corp.                                                         25,000              1,077,250
                                                                                           --------------------
  RETAIL-FOOD   (0.7%)
  Whole Foods Market, Inc.                                                        7,000                941,150
                                                                                           --------------------
  TOTAL CONSUMER STAPLES                                                                             2,018,400
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       27


  BAILARD ENHANCED GROWTH FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  MATERIALS   (0.5%)
  CHEMICALS-SPECIALTY   (0.5%)
  Sigma-Aldrich Corp.                                                            10,000     $          640,600
                                                                                           --------------------
  TOTAL MATERIALS                                                                                      640,600
                                                                                           --------------------
  TOTAL EQUITY SECURITIES
     (Cost: $101,664,139)                                                                          125,382,335
                                                                                           --------------------
  INVESTMENT COMPANIES   (2.4%)
  Nasdaq-100 Index Tracking Stock
     (Cost: $2,757,951)                                                          78,000              3,077,880
                                                                                           --------------------

                                                                          PRINCIPAL
                                                                           AMOUNT
                                                                     -------------------
  SHORT-TERM SECURITIES   (0.1%)
  TIME DEPOSIT   (0.1%)
  Citibank
     3.310%, 10/03/05
     (Cost: $118,000)                                                $          118,000                118,000
                                                                                           --------------------
  TOTAL INVESTMENTS   (99.5%)                                                                      128,578,215
         (IDENTIFIED COST: $104,540,090)
  OTHER ASSETS LESS LIABILITIES   (0.5%)                                                               674,443
                                                                                           --------------------
  NET ASSETS   (100.0%)                                                                     $      129,252,658
                                                                                           ====================

  -------------------------------------------------

  ADR - American Depositary Receipt

* Non-income producing security.

                      (See "Notes to Financial Statements")
                                       28

  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  ------------------------------------------------------------------------------


                             REGIONAL DIVERSIFICATION
         (BASED ON THE FUND'S NET ASSET VALUE AS OF SEPTEMBER 30, 2005


[Regional Pie Graph Omitted]
Regions are as follows:

Other Countries                 7.8%
Latin America                   3.5%
Asia ex-Japan                   9.2%
Japan                          21.6%
United Kingdom                 16.8%
Europe                         41.0%
Short-Term Securities & Other   0.1%

                                                                            SHARES                 VALUE
                                                                     -------------------   --------------------
  EQUITY SECURITIES   (96.4%)
  AUSTRALIA   (3.1%)
  Australia & New Zealand Banking Group, Ltd.                                    21,000              $ 384,880
  BHP Billiton, Ltd.                                                             67,128              1,140,586
  BlueScope Steel, Ltd.                                                          45,000                328,522
  Commonwealth Bank of Australia                                                 18,000                527,972
  CSL, Ltd.                                                                      14,000                410,538
* E*Trade Australia, Ltd.                                                        90,000                146,392
  ING Office Fund                                                               150,000                151,775
  John Fairfax Holdings, Ltd.                                                    55,000                191,103
  Macquarie Bank, Ltd.                                                            3,500                201,394
  QBE Insurance Group, Ltd.                                                      30,000                427,949
  Rinker Group, Ltd.                                                             27,000                341,856
  Suncorp-Metway, Ltd.                                                           15,000                225,773
  Westfield Group                                                                 5,000                 64,147
  Woodside Petroleum, Ltd.                                                        7,500                206,185
* Zinifex, Ltd.                                                                 130,000                452,692
                                                                                           --------------------
    TOTAL AUSTRALIA                                                                                  5,201,764
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       29


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  AUSTRIA   (1.9%)

  Bank Austria Creditanstalt                                                      5,222              $ 585,456
  Erste Bank der oesterreichischen Sparkassen AG                                  8,000                429,211
  EVN AG                                                                          5,113                462,337
  OMV AG                                                                         19,630              1,169,382
  Telekom Austria AG                                                             18,000                359,163
  Voestalpine AG                                                                  2,500                220,574
                                                                                           --------------------
  TOTAL AUSTRIA                                                                                      3,226,123
                                                                                           --------------------
  BELGIUM   (2.0%)
  Bekaert NV                                                                      7,000                574,311
  Dexia                                                                          18,000                406,473
  Electrabel SA                                                                     800                402,205
  KBC Groep NV                                                                   16,450              1,336,740
  Mobistar SA                                                                     3,000                247,399
* Option NV                                                                       7,000                384,843
                                                                                           --------------------
  TOTAL BELGIUM                                                                                      3,351,971
                                                                                           --------------------
  BRAZIL   (2.4%)
* Banco Bradesco SA Pfd                                                          11,016                539,482
* Banco Itau Holding Financeira SA Pfd                                            2,700                647,154
  Banco Itau Holding Financeira SA, ADR                                           2,200                261,052
  Companhia Vale do Rio Doce, ADR                                                33,000              1,447,380
  Embraer-Empresa Brasileira de Aeronautica SA, ADR                               5,700                220,020
* Petrobras-Petroleo Brasileiro SA, ADR                                          11,900                850,731
  Usinas Siderurgicas de Minas Gerais SA Pfd - Class A                            8,800                205,577
                                                                                           --------------------
  TOTAL BRAZIL                                                                                       4,171,396
                                                                                           --------------------
  CANADA   (2.7%)
  Astral Media, Inc.                                                              7,500                220,877
  Canadian Natural Resources, Ltd.                                               13,000                588,058
  EnCana Corp.                                                                    5,000                292,306
  Falconbridge, Ltd.                                                              9,735                260,612
  Inco, Ltd.                                                                      3,500                165,832
  Manulife Financial Corp.                                                        5,000                267,103
  Methanex Corp.                                                                 30,000                445,115
  National Bank of Canada                                                        10,000                518,611
  Petro-Canada                                                                    8,000                335,413

                      (See "Notes to Financial Statements")
                                       30


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  CANADA   (CONTINUED)
  Royal Bank of Canada                                                            6,000     $          437,825
  Teck Cominco, Ltd.                                                             10,000                449,337
* Ultra Petroleum Corp.                                                          12,000                682,560
                                                                                           --------------------
    TOTAL CANADA                                                                                     4,663,649
                                                                                           --------------------
  DENMARK   (0.5%)
  AP Moller-Maersk A/S                                                               20                204,856
  Danisco A/S                                                                     3,000                202,837
  Danske Bank A/S                                                                 6,300                193,386
  NKT Holding A/S                                                                 5,000                212,854
                                                                                           --------------------
    TOTAL DENMARK                                                                                      813,933
                                                                                           --------------------
  EGYPT   (0.4%)
  Orascom Telecom SAE, GDR                                                       14,700                690,900
                                                                                           --------------------
  TOTAL EGYPT                                                                                          690,900
                                                                                           --------------------
  FINLAND   (2.0%)
  Metso Corp.                                                                    25,000                636,282
  Nokia Oyj, ADR                                                                 97,700              1,652,107
  Sampo Oyj - Class A                                                            40,500                644,540
  UPM-Kymmene Oyj                                                                11,100                222,822
  UPM-Kymmene Oyj, ADR                                                           10,900                219,308
                                                                                           --------------------
  TOTAL FINLAND                                                                                      3,375,059
                                                                                           --------------------
  FRANCE   (7.9%)
  Arcelor                                                                        25,500                598,280
  AXA                                                                            31,580                869,620
  BNP Paribas SA                                                                 15,080              1,149,961
* Cap Gemini SA                                                                  12,000                468,467
  Compagnie Generale des Etablissements Michelin - Class B                       10,500                618,788
  Credit Agricole SA                                                             10,000                294,179
  Eiffage SA                                                                      7,000                657,019
  Euler Hermes SA                                                                 8,000                714,709
  European Aeronautic Defence & Space Co.                                        10,000                355,667
  France Telecom SA                                                              16,000                460,655
  Natexis Banques Populaires                                                      4,600                696,022
  Renault SA                                                                      5,300                503,528
  Sanofi-Aventis                                                                  6,746                559,165
  Sanofi-Aventis, ADR                                                            12,000                498,600
  Schneider Electric SA                                                           3,800                301,003
  Sequana Capital                                                                10,000                282,122

                      (See "Notes to Financial Statements")
                                       31


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  FRANCE   (CONTINUED)
  Societe Generale                                                                6,000              $ 686,859
  Suez SA                                                                        13,000                376,946
  Total SA                                                                        8,380              2,294,470
  Total SA, ADR                                                                   1,200                162,984
  Vinci SA                                                                        6,000                518,309
  Vivendi Universal SA                                                           11,000                360,200
                                                                                           --------------------
  TOTAL FRANCE                                                                                      13,427,553
                                                                                           --------------------
  GERMANY   (4.7%)
  Allianz AG                                                                      5,990                811,302
  BASF AG                                                                        10,000                753,531
  Bayer AG                                                                       10,000                367,603
* Bayerische Hypo-und Vereinsbank AG                                             10,000                282,604
  Commerzbank AG                                                                  8,500                232,630
  Continental AG                                                                  7,000                576,421
  DaimlerChrysler AG                                                              6,000                319,304
  Depfa Bank, Plc.                                                               22,000                354,099
  Deutsche Bank AG                                                               10,500                985,149
  Deutsche Telekom AG                                                            21,860                399,022
  E.ON AG                                                                        13,000              1,197,922
  Muenchener Rueckversicherungs-Gesellschaft AG                                   4,000                458,147
  RWE AG                                                                          6,000                398,226
  SAP AG                                                                          1,400                242,721
  TUI AG                                                                         18,000                384,554
  Volkswagen AG Pfd                                                               5,000                228,953
                                                                                           --------------------
  TOTAL GERMANY                                                                                      7,992,188
                                                                                           --------------------
  GREECE   (0.9%)
  Alpha Bank AE                                                                  14,160                401,192
  Fourlis SA                                                                     25,000                206,166
  National Bank of Greece SA                                                     11,100                442,433
  OPAP SA                                                                        17,500                544,351
                                                                                           --------------------
  TOTAL GREECE                                                                                     1,594,142
                                                                                           --------------------
  HONG KONG   (3.6%)
  Bank of East Asia, Ltd.                                                        30,000                 87,783
  BOC Hong Kong (Holdings), Ltd.                                                 85,000                170,378
  Cheung Kong Holdings, Ltd.                                                     55,000                621,056
  China Mobile (Hong Kong), Ltd.                                                 60,000                294,286
  China Netcom Group Corp. (Hong Kong), Ltd.                                    200,000                344,172
  China Overseas Land & Investment, Ltd.                                        800,000                242,338

                      (See "Notes to Financial Statements")
                                       32

  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  HONG KONG   (CONTINUED)
  China Resources Power Holdings Co., Ltd.                                      280,000     $          177,758
* China State Construction International Holdings, Ltd.                          44,444                  7,562
  Chinese Estates Holdings, Ltd.                                                300,000                313,235
  CNOOC, Ltd.                                                                   400,000                288,744
  Hopewell Holdings, Ltd.                                                       115,000                304,631
  Hutchison Whampoa, Ltd.                                                        50,000                517,547
  Kingboard Chemical Holdings, Ltd.                                             104,000                259,405
  Li & Fung, Ltd.                                                               154,000                356,328
  New World Development Co., Ltd.                                               150,000                197,222
  PetroChina Co., Ltd. - Class H                                                474,000                397,151
  Regal Hotels International Holdings, Ltd.                                   3,000,000                232,026
  Shangri-La Asia, Ltd.                                                         106,000                171,480
  Sun Hung Kai Properties, Ltd.                                                  30,000                310,335
  Swire Pacific, Ltd. - Class A                                                  42,000                386,826
  VTech Holdings, Ltd.                                                           57,000                206,832
  Wing Hang Bank, Ltd.                                                           27,000                199,774
                                                                                           --------------------
  TOTAL HONG KONG                                                                                    6,086,869
                                                                                           --------------------
  IRELAND   (0.5%)
  Allied Irish Banks, Plc.                                                       14,000                298,760
  CRH, Plc.                                                                      16,000                434,999
* Ryanair Holdings, Plc., ADR                                                     3,500                159,355
                                                                                           --------------------
  TOTAL IRELAND                                                                                        893,114
                                                                                           --------------------
  ITALY   (1.6%)
  Banca Intesa SpA                                                               76,463                357,457
  Capitalia SpA                                                                  45,000                246,857
  Enel SpA                                                                       34,000                293,913
  ENI SpA                                                                        25,000                744,790
  Fondiaria-Sai SpA                                                               8,000                243,541
  Mediobanca SpA                                                                 13,000                256,574
  Pirelli & C. SpA                                                              135,000                143,638
  SanPaolo IMI SpA                                                               15,000                233,655
  Telecom Italia SpA (Savings Shares)                                            79,679                222,390
                                                                                           --------------------
  TOTAL ITALY                                                                                        2,742,815
                                                                                           --------------------
  JAPAN   (21.3%)
  AEON Co., Ltd.                                                                 10,000                201,165
  Aisin Seiki Co., Ltd.                                                           6,000                170,461
  Alpine Electronics, Inc.                                                       30,000                484,913
  Amada Co., Ltd.                                                                40,000                319,393


                      (See "Notes to Financial Statements")
                                       33


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  JAPAN   (CONTINUED)
  AOC Holdings, Inc.                                                              8,500              $ 169,490
  Arcs Co., Ltd.                                                                 11,000                146,162
  Arrk Corp.                                                                      5,000                277,484
  Asahi Breweries, Ltd.                                                          10,000                126,787
  Astellas Pharma, Inc.                                                           5,000                188,371
  Autobacs Seven Co., Ltd.                                                        8,000                312,687
  Bridgestone Corp.                                                               8,000                171,519
  Canon, Inc.                                                                     8,000                432,680
  Chubu Electric Power Co., Inc.                                                  7,000                171,078
  Cosmo Oil Co., Ltd.                                                            30,000                162,785
  Dainippon Ink & Chemicals, Inc.                                                50,000                164,549
  Daiwa Securities Group, Inc.                                                   40,000                313,040
  E*Trade Securities Co., Ltd.                                                       30                132,080
  Espec Corp.                                                                    13,000                174,343
  Exedy Corp.                                                                    18,000                397,035
  Fancl Corp.                                                                     6,000                297,512
  Fujitsu, Ltd.                                                                  52,000                343,180
  Futaba Industrial Co., Ltd.                                                    15,000                328,878
  Gunze, Ltd.                                                                    60,000                302,276
  Hitachi Cable, Ltd.                                                            55,000                223,707
  Hitachi, Ltd.                                                                  50,000                317,187
  Honda Motor Co., Ltd.                                                          10,000                566,437
  Hosiden Corp.                                                                  17,000                178,490
  Inpex Corp.                                                                        40                310,923
  Isetan Co., Ltd.                                                               10,000                159,520
  Japan Tobacco, Inc.                                                                25                394,830
  Joint Corp.                                                                     7,000                326,716
  Juki Corp.                                                                     30,000                166,755
  Kadokawa Holdings, Inc.                                                         6,000                200,106
  KDDI Corp.                                                                         30                169,402
  Kojima Co., Ltd.                                                               20,000                227,634
  Kyushu Electric Power Co., Inc.                                                15,000                334,172
  Maeda Corp.                                                                    50,000                338,804
  Makino Milling Machine Co., Ltd.                                               85,000                689,209
  Makita Corp.                                                                   15,000                304,394
  Marubeni Corp.                                                                110,000                512,440
  Matsushita Electric Industrial Co., Ltd.                                       10,000                169,666
  Mazda Motor Corp.                                                              65,000                285,601
  Millea Holdings, Inc.                                                              20                321,158
@ Mitsubishi Chemical Corp.                                                     100,000                336,157
  Mitsubishi Corp.                                                               35,000                691,724
  Mitsubishi Estate Co., Ltd.                                                    40,000                549,850


                      (See "Notes to Financial Statements")
                                       34


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  JAPAN   (CONTINUED)
  Mitsubishi Gas Chemical Co., Inc.                                              80,000              $ 535,027
  Mitsubishi Heavy Industries, Ltd.                                              55,000                195,077
  Mitsubishi UFJ Financial Group, Inc.                                               80              1,051,703
  Mitsubishi UFJ Financial Group, Inc., ADR                                      28,500                371,355
  Mitsui & Co., Ltd.                                                             30,000                376,125
  Mitsui Chemicals, Inc.                                                         50,000                295,571
  Mitsui Fudosan Co., Ltd.                                                       33,000                497,009
  Mitsui O.S.K. Lines, Ltd.                                                      50,000                400,124
  Mitsui Trust Holdings, Inc.                                                    10,000                138,698
  Mizuho Financial Group, Inc.                                                      120                764,426
  Mori Seiki Co., Ltd.                                                           18,000                243,780
  Nikko Cordial Corp.                                                            15,000                173,769
  Nintendo Co., Ltd.                                                              3,000                350,450
  Nippon Filcon Co., Ltd.                                                         6,300                 57,419
  Nippon Konpo Unyu Soko Co., Ltd.                                               30,000                358,126
  Nippon Mining Holdings, Inc.                                                   55,000                436,739
  Nippon Shokubai Co., Ltd.                                                      21,000                222,525
  Nippon Steel Corp.                                                             75,000                281,895
  Nippon Suisan Kaisha, Ltd.                                                     45,000                175,887
  Nippon Telegraph & Telephone Corp.                                                 60                295,394
  Nippon Telegraph & Telephone Corp., ADR                                        13,000                322,660
  Nippon Thompson Co., Ltd.                                                      20,000                150,873
  Nissan Motor Co., Ltd.                                                         25,000                285,866
  Nisshin Steel Co., Ltd.                                                       100,000                345,862
  Nomura Holdings, Inc.                                                          10,000                155,373
  NSK, Ltd.                                                                      65,000                359,008
  NTT DoCoMo, Inc.                                                                  200                356,450
  ORIX Corp.                                                                      2,500                452,179
  Parco Co., Ltd.                                                                17,000                136,942
  Rengo Co., Ltd.                                                                25,000                144,918
* Resona Holdings, Inc.                                                              85                219,737
  Sanwa Shutter Corp.                                                            50,000                300,865
  Sanyo Shinpan Finance Co., Ltd.                                                 5,000                406,741
  Sawai Pharmaceutical Co., Ltd.                                                  4,000                142,580
  Sega Sammy Holdings, Inc.                                                       8,000                316,217
* Sega Sammy Holdings, Inc., W/I                                                  8,000                310,570
  Seino Holdings Co., Ltd.                                                       18,000                164,690
* Seven & I Holdings Co., Ltd.                                                    8,400                278,666
  Shiga Bank, Ltd.                                                               30,000                209,899
  Shinsei Bank, Ltd.                                                             55,000                346,965
  Shizuoka Bank, Ltd.                                                            33,000                340,365
  Softbank Corp.                                                                  3,500                194,547


                      (See "Notes to Financial Statements")
                                       35


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  JAPAN   (CONTINUED)
  Star Micronics Co., Ltd.                                                       20,000     $          253,397
  Sumitomo Corp.                                                                 50,000                528,498
  Sumitomo Mitsui Financial Group, Inc.                                              70                660,843
  Sumitomo Rubber Industries, Ltd.                                               15,000                178,534
  Sumitomo Trust & Banking Co., Ltd.                                             40,000                329,628
  Taiyo Yuden Co., Ltd.                                                          12,000                132,345
  Takeda Pharmaceutical Co., Ltd.                                                10,000                596,436
  Teijin, Ltd.                                                                   55,000                321,246
  The 77 Bank, Ltd.                                                              25,000                183,960
  Toei Animation Co., Ltd.                                                        6,000                328,216
  TOEI Co., Ltd.                                                                 35,000                201,341
  Tohoku Electric Power Co., Inc.                                                15,000                334,172
  Tokai Carbon Co., Ltd.                                                         65,000                290,189
  Tokyo Electric Power Co., Inc.                                                 12,000                303,864
  Tokyu Land Corp.                                                               30,000                194,018
  Toshiba Corp.                                                                  60,000                264,690
  Toyo Suisan Kaisha, Ltd.                                                       10,000                170,990
  Toyo Tire & Rubber Co., Ltd.                                                   60,000                316,040
  Toyota Motor Corp.                                                             35,000              1,605,788
  Toyota Motor Corp., ADR                                                         3,500                323,295
  TV Asahi Corp.                                                                    250                637,463
  Victor Co. of Japan, Ltd.                                                      20,000                123,699
  Yamada Denki Co., Ltd.                                                         10,000                761,426
  Yamaha Motor Co., Ltd.                                                         11,000                227,590
* Yaskawa Electric Corp.                                                         21,000                161,011
                                                                                           --------------------
  TOTAL JAPAN                                                                                       36,154,501
                                                                                           --------------------

  MEXICO   (0.9%)

  Cemex SA de CV, ADR                                                             4,000                209,200
  Grupo Aeroportuario del Sureste SA de CV, ADR                                   7,700                307,230
  Grupo Financiero Banorte SA de CV - Class O                                    38,200                340,495
  Grupo Televisa SA, ADR                                                          2,600                186,446
  Telefonos de Mexico SA de CV, ADR - Class L                                     6,700                142,509
  Wal-Mart de Mexico SA de CV - Class V                                          52,100                264,953
                                                                                           --------------------
  TOTAL MEXICO                                                                                       1,450,833
                                                                                           --------------------

  NETHERLANDS   (4.5%)
  ABN AMRO Holding NV                                                            23,000                552,658
  Aegon NV                                                                       43,000                640,260
  Buhrmann NV Maastricht                                                         35,000                424,087
  DSM NV                                                                         20,000                788,254
  Fortis                                                                         20,000                579,918

                      (See "Notes to Financial Statements")
                                       36


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  NETHERLANDS   (CONTINUED)
  ING Groep NV                                                                   72,000            $ 2,151,073
  Koninklijke (Royal) KPN NV                                                     43,000                386,748
  Koninklijke (Royal) Philips Electronics NV                                     12,020                320,416
  Randstad Holding NV                                                             9,000                346,576
  Rodamco Europe NV                                                               5,000                433,431
  Univar NV                                                                      25,000              1,083,578
                                                                                           --------------------
  TOTAL NETHERLANDS                                                                                  7,706,999
                                                                                           --------------------
  NORWAY   (2.8%)
  DNB NOR ASA                                                                    80,500                832,848
* Fred. Olsen Energy ASA                                                         20,000                634,551
  Norsk Hydro ASA                                                                14,500              1,629,064
  Statoil ASA                                                                    44,000              1,095,903
  Yara International ASA                                                         30,000                543,736
                                                                                           --------------------
  TOTAL NORWAY                                                                                       4,736,102
                                                                                           --------------------
  POLAND   (0.3%)
  Bank Handlowy w Warszawie SA                                                   11,700                208,247
  Polski Koncern Naftowy Orlen SA                                                16,800                345,581
                                                                                           --------------------
  TOTAL POLAND                                                                                         553,828
                                                                                           --------------------
  RUSSIA   (0.8%)
* AO VimpelCom, ADR                                                               6,800                302,192
  LUKOIL, ADR                                                                     7,640                441,210
* OAO Gazprom, ADR                                                                8,200                549,400
                                                                                           --------------------
  TOTAL RUSSIA                                                                                       1,292,802
                                                                                           --------------------
  SINGAPORE   (2.1%)
  Capitaland, Ltd.                                                              190,000                353,122
  DBS Group Holdings, Ltd.                                                       75,000                701,391
  Elec & Eltek International Co., Ltd.                                           70,000                201,600
  Keppel Corp., Ltd.                                                             75,000                563,776
  Keppel Land, Ltd.                                                             150,000                328,500
  Neptune Orient Lines, Ltd.                                                     85,000                154,957
  Oversea-Chinese Banking Corp., Ltd.                                            55,000                203,463
  SembCorp Industries, Ltd.                                                     140,000                248,594
  SembCorp Marine, Ltd.                                                         250,000                442,439
  Singapore Telecommunications, Ltd.                                            134,000                194,318
  United Overseas Bank, Ltd.                                                     25,000                208,642
  United Overseas Land, Ltd.                                                      5,000                  6,925
                                                                                           --------------------
  TOTAL SINGAPORE                                                                                    3,607,727
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       37



  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  SOUTH AFRICA   (0.8%)
* Imperial Holdings, Ltd.                                                        14,840     $          310,446
  Sasol, Ltd.                                                                    11,000                426,145
  Standard Bank Group, Ltd.                                                      15,000                165,154
  Steinhoff International Holdings, Ltd.                                        142,000                440,002
                                                                                           --------------------
  TOTAL SOUTH AFRICA                                                                                 1,341,747
                                                                                           --------------------
  SOUTH KOREA   (3.2%)
* Danal Co., Ltd.                                                                26,000                269,611
  Hana Bank                                                                       9,400                347,480
  Hanjin Shipping Co., Ltd.                                                       6,000                140,566
  Hanwha Chemical Corp.                                                          33,000                411,906
  Hyundai Motor Co.                                                               5,000                391,263
* Hyundai Securities Co., Ltd.                                                   52,000                546,711
  INI Steel Co.                                                                  15,000                388,862
  Joongang Construction Co., Ltd.                                                14,500                292,367
  Kia Motors Corp.                                                                6,200                116,083
  Kookmin Bank                                                                    5,000                295,247
* LG Card Co., Ltd.                                                               7,500                284,446
  Posco                                                                           1,400                314,546
  Samsung Electronics Co., Ltd.                                                   1,400                790,398
  Shinan Financial Group Co., Ltd.                                               10,000                348,536
  SK Corp.                                                                        3,000                174,268
  Woori Finance Holdings Co., Ltd.                                               18,000                260,970
                                                                                           --------------------
  TOTAL SOUTH KOREA                                                                                  5,373,260
                                                                                           --------------------
  SPAIN   (2.1%)
  Acciona SA                                                                      4,100                470,836
  Antena 3 de Television SA                                                       1,256                 22,836
  Banco Bilbao Vizcaya Argentaria SA                                             37,066                652,007
  Banco de Sabadell SA                                                            9,000                230,906
  Banco Santander Central Hispano SA                                             30,000                395,333
  Fadesa Inmobiliaria SA                                                          7,500                270,367
  Iberdrola SA                                                                   15,000                420,470
  Repsol YPF SA                                                                  14,000                455,061
  Sol Melia SA                                                                   16,000                221,454
  Telefonica SA                                                                  31,085                510,445
                                                                                           --------------------
  TOTAL SPAIN                                                                                        3,649,715
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       38


  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                          SHARES                 VALUE
                                                                     -------------------   --------------------
  SWEDEN   (1.4%)
  ForeningsSparbanken AB                                                         12,000              $ 291,091
  Hennes & Mauritz AB - Class B                                                   8,000                286,174
  Nordea Bank AB                                                                 50,000                501,323
  Skanska AB - Class B                                                           17,000                251,826
  Telefonaktiebolaget LM Ericsson - Class B                                     200,000                732,255
  Volvo AB - Class B                                                              7,000                305,645
                                                                                           --------------------
  TOTAL SWEDEN                                                                                       2,368,314
                                                                                           --------------------
  SWITZERLAND   (3.9%)
  Credit Suisse Group                                                            18,577                825,644
* Georg Fischer AG                                                                2,000                692,263
  Givaudan SA                                                                       500                321,505
  Nestle SA                                                                       1,500                440,954
  Novartis AG                                                                    26,702              1,359,695
  Roche Holding AG                                                                2,633                367,201
  Swiss Re                                                                        4,000                263,719
* Syngenta AG                                                                     5,000                525,499
  UBS AG                                                                         13,087              1,116,595
  Zehnder Group AG - Class B                                                        250                298,623
* Zurich Financial Services AG                                                    2,948                504,195
                                                                                           --------------------
  TOTAL SWITZERLAND                                                                                  6,715,893
                                                                                           --------------------
  TAIWAN   (0.3%)
  Asia Cement Corp.                                                             216,000                120,414
  Far Eastern Textile, Ltd.                                                      11,200                  6,767
  Hon Hai Precision Industry Co., Ltd.                                            5,090                 23,697
  Taiwan Fertilizer Co., Ltd.                                                   100,000                106,974
  Taiwan Semiconductor Manufacturing Co., Ltd., ADR                              14,699                120,826
  United Microelectronics Corp., ADR                                             40,808                146,909
                                                                                           --------------------
  TOTAL TAIWAN                                                                                       525,587
                                                                                           --------------------
  TURKEY   (1.4%)
  Haci Omer Sabanci Holding AS                                                   70,000                361,508
  Is Gayrimenkul Yatirim Ortakligi AS                                           264,000                513,974
  Trakya Cam Sanayii AS                                                         100,000                356,678
  Turkcell Iletisim Hizmetleri AS                                                65,000                357,422
  Turkiye Is Bankasi - Class C                                                   60,720                421,870
* Vestel Elektronik Sanayi ve Ticaret AS                                         95,000                338,845
                                                                                           --------------------
  TOTAL TURKEY                                                                                       2,350,297
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       39



  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                           SHARES                 VALUE
                                                                     -------------------   --------------------
  UNITED KINGDOM   (16.4%)
  Alliance Unichem, Plc.                                                         25,000              $ 383,231
  Arriva, Plc.                                                                   25,000                259,837
  AstraZeneca, Plc.                                                              18,085                843,046
  Aviva, Plc.                                                                   102,000              1,123,290
  Barclays, Plc.                                                                130,000              1,317,803
  BHP Billiton, Plc.                                                             75,000              1,215,372
  BP, Plc.                                                                      160,600              1,913,531
  BP, Plc., ADR                                                                   5,000                354,250
  British American Tobacco, Plc.                                                 15,000                316,050
  British Land Co., Plc.                                                         35,000                582,343
  Diageo, Plc.                                                                   36,000                519,054
  Enterprise Inns, Plc.                                                          40,400                602,149
  GlaxoSmithKline, Plc.                                                          39,044                996,029
  Group 4 Securicor, Plc.                                                        88,000                235,467
  HBOS, Plc.                                                                     37,800                570,752
  Hilton Group, Plc.                                                             50,000                278,191
  HSBC Holdings, Plc.                                                            80,000              1,297,812
  Imperial Chemical Industries, Plc.                                             56,000                296,466
  International Power, Plc.                                                     125,000                549,527
  Lloyds TSB Group, Plc.                                                         28,000                231,328
  Michael Page International, Plc.                                               80,000                348,159
  Mitchells & Butlers, Plc.                                                      45,000                290,774
  Next, Plc.                                                                     10,000                246,259
  Northern Rock, Plc.                                                            20,000                295,440
  O2, Plc.                                                                      375,000              1,046,533
  Old Mutual, Plc.                                                               55,000                135,004
  Persimmon, Plc.                                                                40,000                607,155
* Rolls-Royce Group, Plc.                                                        30,000                198,228
  Royal Bank of Scotland Group, Plc.                                             51,200              1,457,399
  Royal Dutch Shell, Plc. - Class A                                              68,000              2,252,106
  Royal Dutch Shell, Plc. - Class B                                              28,733                995,282
  Sage Group, Plc.                                                               60,000                244,667
  Scottish and Southern Energy, Plc.                                             22,000                400,489
  Scottish Power, Plc.                                                           50,000                505,520
  Severn Trent, Plc.                                                             10,000                175,318
  Somerfield, Plc.                                                              125,000                436,747
  Taylor Woodrow, Plc.                                                           75,000                430,223
  Tesco, Plc.                                                                    90,000                492,783
  Trinity Mirror, Plc.                                                           13,000                138,105
  Unilever, Plc.                                                                 33,000                345,611

                      (See "Notes to Financial Statements")
                                       40



  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                            SHARES                 VALUE
                                                                     -------------------   --------------------
  UNITED KINGDOM   (CONTINUED)
  United Utilities, Plc.                                                         30,000     $          347,628
  Vodafone Group, Plc.                                                          707,441              1,846,012
  Whitbread, Plc.                                                                13,714                230,362
  Xstrata, Plc.                                                                  20,000                519,762
                                                                                           --------------------
  TOTAL UNITED KINGDOM                                                                              27,871,094

                                                                                           --------------------

  TOTAL EQUITY SECURITIES
     (Cost: $118,601,125)                                                                          163,930,175
                                                                                           --------------------

  INVESTMENT COMPANIES   (3.5%)
  BRAZIL   (0.2%)
  iShares MSCI Brazil Index Fund                                                 12,100                403,172
                                                                                           --------------------

  GERMANY   (1.2%)
  iShares MSCI Germany Index Fund                                               106,700              2,074,248
                                                                                           --------------------

  ITALY   (0.5%)
  iShares MSCI Italy Index Fund                                                  33,100                870,530
                                                                                           --------------------

  JAPAN   (0.4%)
  iShares MSCI Japan Index Fund                                                  51,700                630,223
                                                                                           --------------------

  SWITZERLAND   (0.8%)
  iShares MSCI Switzerland Index Fund                                            72,000              1,307,520
                                                                                           --------------------

  UNITED KINGDOM   (0.4%)
  iShares MSCI United Kingdom Index Fund                                         39,100                741,336
                                                                                           --------------------
  TOTAL INVESTMENT COMPANIES
     (Cost: $5,114,578)                                                                              6,027,029
                                                                                           --------------------

                                                                              PRINCIPAL
                                                                                AMOUNT
                                                                         -------------------
        SHORT-TERM SECURITIES   (1.2%)
        TIME DEPOSIT   (1.2%)
        Wells Fargo
        3.310%, 10/03/05
           (Cost: $2,046,000)                                                 2,046,000              2,046,000
                                                                                           --------------------

                      (See "Notes to Financial Statements")
                                       41

  BAILARD INTERNATIONAL EQUITY FUND
  SCHEDULE OF INVESTMENTS
  SEPTEMBER 30, 2005
  (Continued)
  -------------------------------------------------------------------------------------------------------------

                                                                                                   VALUE
                                                                                           --------------------
        TOTAL INVESTMENTS   (101.1%)
           (IDENTIFIED COST: $125,761,703)                                                  $      172,003,204

       LIABILITIES IN EXCESS OF OTHER ASSETS:   (-1.1%)                                             (1,954,590)
                                                                                           --------------------

       NET ASSETS:   (100.0%)                                                               $      170,048,614
                                                                                           ====================

---------------------------------------------------

    ADR American Depositary Receipt

    GDR Global Depositary Receipt

    W/I When Issued

      * Non-income producing security.

      @ Fair valued using procedures approved by the Board of Directors (Note 1). One security was fair valued.
        On September 30, 2005, the fair value of this security was $336,157.

                      (See "Notes to Financial Statements")
                                       42

BAILARD INTERNATIONAL EQUITY FUND
INDUSTRY CLASSIFICATIONS (unaudited)
SEPTEMBER 30, 2005

INDUSTRY                                                   PERCENT OF NET ASSETS
--------------------------------------------------------------------------------
Banking                                                            17.5 %
Energy Sources                                                     12.3
Telecommunications                                                  6.6
Financial Services                                                  5.2
Insurance                                                           4.4
Chemicals                                                           4.0
Utilities-Electrical & Gas                                          4.0
Health & Personal Care                                              3.9
Real Estate                                                         3.3
Automobiles                                                         3.1
Machinery & Engineering                                             2.8
Construction & Housing                                              2.5
Metals-Steel                                                        2.4
Business & Public Services                                          2.2
Electronic Components & Instruments                                 2.2
Merchandising                                                       2.1
Wholesale and International Trade                                   2.1
Leisure & Tourism                                                   1.9
Industrial Components                                               1.7
Metals-Non Ferrous                                                  1.6
Appliances & Household Durables                                     1.5
Broadcasting & Publishing                                           1.3
Multi-Industry                                                      1.2
Building Materials & Components                                     1.0
Beverages & Tobacco                                                 0.8
Food & Household Products                                           0.8
Transportation-Road and Rail                                        0.6
Aerospace & Military Technology                                     0.5
Recreation And Other Consumer Goods                                 0.5
Transportation-Shipping                                             0.5
Electrical & Electronics                                            0.4
Energy Equipment & Services                                         0.4
Forestry & Paper Products                                           0.3
Misc. Materials & Commodities                                       0.3
Data Processing & Reproduction                                      0.2
Textiles & Apparel                                                  0.2
Transportation-Airlines                                             0.1
                                                          --------------
     TOTAL INVESTMENTS IN EQUITY SECURITIES                        96.4
     Investment Companies                                           3.5
     Time Deposit                                                   1.2
     Liabilities in Excess of Other Assets                         (1.1)
                                                          --------------
     NET ASSETS                                                   100.0 %
                                                          ==============

BAILARD BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

                             SECTOR DIVERSIFICATION
         (BASED ON THE FUND'S NET ASSET VALUE AS OF SEPTEMBER 30, 2005


[Sector Graph Omitted]
Sectors are as follows:

International                  21.8%
Preferred Stock                 3.3%
Corporate                      40.1%
Mortgage                       12.9%
Agency                          6.2%
Treasury                        8.1%
Short-Term Securities & Other   7.6%


                                                  COUNTRY OF             PAR VALUE
                                                    ORIGIN            (LOCAL CURRENCY)            VALUE
                                              -------------------    -------------------  --------------------
FIXED INCOME SECURITIES   (81.3%)

BRITISH POUND   (2.5%)
National Westminster Bank, Plc.
  7.875%, 09/09/15                              United Kingdom                 500,000     $        1,093,868
                                                                                          --------------------
TOTAL BRITISH POUND                                                                                 1,093,868
                                                                                          --------------------

EURO   (10.0%)
Casino Guichard-Perrachon SA
  6.000%, 03/06/08                                  France                   2,000,000              2,564,032

Republic of Italy
  7.250%, 11/01/26                                  Italy                    1,000,000              1,821,474
                                                                                          --------------------
TOTAL EURO                                                                                          4,385,506
                                                                                          --------------------

                      (See "Notes to Financial Statements")
                                       44

BAILARD BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------------------------------------

                                                  COUNTRY OF             PAR VALUE
                                                    ORIGIN           (LOCAL CURRENCY)            VALUE
                                              -------------------   -------------------   --------------------
JAPANESE YEN   (5.2%)
Fannie Mae
  1.750%, 03/26/08                               United States          250,000,000        $        2,281,891
                                                                                          --------------------
TOTAL JAPANESE YEN                                                                                  2,281,891
                                                                                          --------------------
NEW ZEALAND DOLLAR (1.6%)
International Finance Corp.
  6.750%, 07/15/09                             Supranational Bank         1,000,000                   701,961
                                                                                          --------------------
TOTAL NEW ZEALAND DOLLAR                                                                              701,961
                                                                                          --------------------

SWEDISH KRONA   (2.5%)
Swedish Government
5.000%, 01/28/09                                    Sweden                8,000,000                 1,116,650
                                                                                          --------------------
TOTAL SWEDISH KRONA                                                                                 1,116,650
                                                                                          --------------------

UNITED STATES DOLLAR (59.5%)
Affiliated Managers Group, Inc.
  5.406%, 11/17/06                              United States               500,000                   497,551

Bank of America Corp.
  7.400%, 01/15/11                              United States             1,000,000                 1,117,995

Bear Stearns Cos., Inc.
  7.800%, 08/15/07                              United States             1,100,000                 1,163,027

ConAgra Foods, Inc.
  9.875%, 11/15/05                              United States             1,000,000                 1,006,281

Cordant Technologies, Inc.
  6.625%, 03/01/08                              United States               555,000                   578,917

CVS Corp.
  4.000%, 09/15/09                              United States               500,000                   486,104

Federal Home Loan Bank
  4.000%, 04/10/15                              United States             1,000,000                   983,054

Ford Motor Co.
  8.875%, 01/15/22                              United States               500,000                   440,000

                      (See "Notes to Financial Statements")
                                       45

BAILARD BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------------------------------------

UNITED STATES DOLLAR   (continued)
Freddie Mac
  4.500%, 08/22/07                              United States                  750,000              $ 749,692

Freddie Mac
  5.200%, 09/27/12                              United States                1,000,000                998,038

Freddie Mac FHR 2836 PI
  5.000%, 09/15/22                              United States                2,360,100                286,162

Freddie Mac FHR 1599 F
  5.403%, 10/15/23 Floating Rate Note           United States                  484,291                510,232

Freddie Mac FHR 1686 B
  0.000%, 02/15/24 PO                           United States                  702,053                524,380

Freddie Mac FHR 2258 S
  5.382%, 06/15/29 Inverse Floater              United States                  991,555                 39,042

Freddie Mac FHR 2547 BE
  5.500%, 03/15/32                              United States                  500,000                500,217

Freddie Mac FHR 2785 GD
  4.500%, 10/15/33 SEQ                          United States                  611,008                595,391

Freddie Mac FHR 2789 SE
  16.091%, 04/15/34 Inverse Floater             United States                  338,818                354,700

Freddie Mac FHR 2836 MZ
4.500%, 08/15/34 SEQ                            United States                1,102,355                875,856

Freddie Mac FHR 2866 WY
  4.500%, 09/15/34                              United States                  384,939                377,814

Freddie Mac FHR 2852 US
  5.783%, 09/15/34 Inverse Floater              United States                  324,548                317,347

Freddie Mac FHR 2901 SX
  6.610%, 12/15/34 Inverse Floater              United States                  462,241                443,166

Freddie Mac FHR 2962 TN
  4.750%, 03/15/35                              United States                  461,622                449,072


                      (See "Notes to Financial Statements")
                                       46

BAILARD BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------------------------------------

                                                  COUNTRY OF             PAR VALUE
                                                    ORIGIN           (LOCAL CURRENCY)            VALUE
                                              -------------------   -------------------   --------------------
UNITED STATES DOLLAR   (continued)
GAMCO Investors, Inc.
  5.500%, 05/15/13                               United States                 500,000              $ 490,851

General Electric Capital Corp.
  6.500%, 12/10/07                               United States               1,000,000              1,039,810

General Motors Acceptance Corp.
  5.625%, 05/15/09                               United States                 500,000                458,747

Georgia-Pacific Corp.
  8.125%, 05/15/11                               United States                 250,000                277,500

Government National Mortgage Association GNR 2002-40 FM
  5.096%, 04/20/31 Floating Rate Note            United States                 403,929                419,805

Hertz Corp.
  7.625%, 08/15/07                               United States               1,000,000              1,017,118

HMH Properties, Inc. - Series B
  7.875%, 08/01/08                               United States                  56,000                 56,980

Honeywell International, Inc.
  9.065%, 06/01/33                               United States                 594,000                872,144

Inter-American Development Bank
  5.375%, 11/18/08                             Supranational Bank            1,500,000              1,543,933

LCI International, Inc.
  7.250%, 06/15/07                               United States                 500,000                490,000

Lyondell Chemical Co. - Series A
  9.625%, 05/01/07                               United States                 500,000                527,500

Pfizer, Inc.
  5.625%, 02/01/06                               United States                 500,000                502,329

Republic Services, Inc.
  6.750%, 08/15/11                               United States                 500,000                539,993

TCI Communications Finance III
  9.650%, 03/31/27                               United States               1,000,000              1,097,733

                      (See "Notes to Financial Statements")
                                       47



BAILARD BOND OPPORTUNITY FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------------------------------------

                                                  COUNTRY OF             PAR VALUE
                                                    ORIGIN           (LOCAL CURRENCY)            VALUE
                                              -------------------   -------------------   --------------------
UNITED STATES DOLLAR   (continued)
U.S. Treasury Bonds
  5.375%, 02/15/31                               United States           1,000,000         $        1,120,626

U.S. Treasury Notes
  2.375%, 08/31/06                               United States           1,000,000                    984,961

U.S. Treasury Notes
  4.000%, 02/15/15                               United States           1,500,000                  1,460,627
                                                                                          --------------------
TOTAL UNITED STATES DOLLAR                                                                         26,194,695
                                                                                          --------------------
TOTAL FIXED INCOME SECURITIES
   (Cost: $33,482,020)                                                                             35,774,571
                                                                                          --------------------

                                                                          SHARES
                                                                    -------------------
INVESTMENT COMPANIES   (7.8%)
iShares GS$ InvesTopTM Corporate
  Bond Fund   (Cost: $3,454,104)                United States                   31,400              3,436,102
                                                                                          --------------------

PREFERRED STOCK   (3.3%)
Public Storage, Inc. - Series A, Pfd            United States                   26,000                735,800

Regency Centers Corp., Pfd                      United States                   28,000                716,800
                                                                                          --------------------

TOTAL PREFERRED STOCK
  (Cost: $1,481,140)                                                                               1,452,600
                                                                                          --------------------

                                                                         PRINCIPAL
                                                                          AMOUNT
                                                                    -------------------
SHORT-TERM SECURITIES   (7.5%)
TIME DEPOSIT   (7.5%)
Citibank
  3.310%, 10/03/05
  (Cost: $3,271,000)                                                 $       3,271,000              3,271,000
                                                                                          --------------------

TOTAL INVESTMENTS    (99.9%)
  (IDENTIFIED COST: $41,688,264)                                                                   43,934,273

OTHER ASSETS LESS LIABILITIES   (0.1%)                                                                 56,638
                                                                                          --------------------

NET ASSETS   (100.0%)                                                                      $       43,990,911
                                                                                          ====================

                      (See "Notes to Financial Statements")
                                       48

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF ASSETS AND LIABILITIES
SEPTEMBER 30, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             COGNITIVE               ENHANCED
                                                                                               VALUE                  GROWTH
                                                                                                FUND                   FUND
                                                                                       ----------------------  ---------------------
ASSETS
  Investments, at value                                                                 $         86,561,058    $       128,578,215
  Cash                                                                                                     2                    664
  Foreign currencies, at value (identified cost $0, $0, $7,551 and $0, respectively)                      --                     --
  Receivables:
    Portfolio securities sold                                                                        992,100                467,461
    Dividend, interest and recoverable foreign taxes receivable                                       55,108                     --
    Fund shares sold                                                                                  35,000                370,000
  Unrealized appreciation of forward foreign currency
    exchange contracts (Note 7)                                                                           --                     --
  Prepaid expenses                                                                                     2,366                  2,047
                                                                                       ----------------------  ---------------------
    Total assets                                                                                  87,645,634            129,418,387
                                                                                       ----------------------  ---------------------

LIABILITIES
  Payables:
    Portfolio securities purchased                                                                   629,093                     --
    Advisory fees (Note 3)                                                                            53,345                 79,339
    Fund shares redeemed                                                                             433,508                 20,085
    Accrued expenses and other liabilities                                                            65,082                 66,305
                                                                                       ----------------------  ---------------------
    Total liabilities                                                                              1,181,028                165,729
                                                                                       ----------------------  ---------------------
NET ASSETS                                                                              $         86,464,606    $       129,252,658
                                                                                       ======================  =====================
Shares of capital stock issued and outstanding                                                     6,363,745             14,719,321
                                                                                       ======================  =====================
Net asset value, offering and redemption price per share                                $              13.59    $              8.78
                                                                                       ======================  =====================
Shares authorized                                                                              1,000,000,000          1,000,000,000
Par Value                                                                                      no par                 no par

Net assets consist of:
  Capital paid-in                                                                       $         63,500,548    $       126,221,339
  Undistributed net investment income (loss)                                                          52,551               (296,330)
  Accumulated net realized gain (loss) on investments and foreign
    currencies transactions                                                                       10,968,438            (20,710,476)
  Net unrealized appreciation (depreciation):
    Investments                                                                                   11,943,069             24,038,125
    Foreign currency translation                                                                          --                     --
                                                                                       ----------------------  ---------------------
                                                                                        $         86,464,606    $       129,252,658
                                                                                       ======================  =====================
Investments, at cost                                                                    $         74,617,989    $       104,540,090
                                                                                       ======================  =====================

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF ASSETS AND LIABILITIES
SEPTEMBER 30, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                                                           INTERNATIONAL               BOND
                                                                                               EQUITY               OPPORTUNITY
                                                                                                FUND                   FUND
                                                                                       ----------------------  ---------------------
ASSETS
  Investments, at value                                                                 $        172,003,204    $        43,934,273
  Cash                                                                                                   978                    879
  Foreign currencies, at value (identified cost $0, $0, $7,551 and $0, respectively)                   7,463                     --
  Receivables:
    Portfolio securities sold                                                                      1,741,049                     --
    Dividend, interest and recoverable foreign taxes receivable                                      421,740                458,425
    Fund shares sold                                                                                  61,086                     --
  Unrealized appreciation of forward foreign currency
    exchange contracts (Note 7)                                                                           --                182,782
  Prepaid expenses                                                                                     3,345                  3,790
                                                                                       ----------------------  ---------------------
    Total assets                                                                                 174,238,865             44,580,149
                                                                                       ----------------------  ---------------------

LIABILITIES
  Payables:
    Portfolio securities purchased                                                                 2,360,250                488,410
    Advisory fees (Note 3)                                                                           131,397                 22,107
    Fund shares redeemed                                                                           1,436,012                 20,000
    Accrued expenses and other liabilities                                                           262,592                 58,721
                                                                                       ----------------------  ---------------------
    Total liabilities                                                                              4,190,251                589,238
                                                                                       ----------------------  ---------------------
NET ASSETS                                                                              $        170,048,614    $        43,990,911
                                                                                       ======================  =====================
Shares of capital stock issued and outstanding                                                    22,558,791              5,750,921
                                                                                       ======================  =====================
Net asset value, offering and redemption price per share                                $               7.54    $              7.65
                                                                                       ======================  =====================
Shares authorized                                                                                100,000,000            100,000,000
Par Value                                                                               $             0.0001          no par

Net assets consist of:
  Capital paid-in                                                                       $        117,895,754    $        42,864,323
  Undistributed net investment income (loss)                                                       1,774,744                152,030
  Accumulated net realized gain (loss) on investments and foreign
    currencies transactions                                                                        4,142,974             (1,448,828)
  Net unrealized appreciation (depreciation):
    Investments                                                                                   46,241,501              2,246,009
    Foreign currency translation                                                                      (6,359)               177,377
                                                                                       ----------------------  ---------------------
                                                                                        $        170,048,614    $        43,990,911
                                                                                       ======================  =====================
Investments, at cost                                                                    $        125,761,703    $        41,688,264
                                                                                       ======================  =====================

                        (See "Notes to Financial Statements")
                                         49

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              COGNITIVE               ENHANCED
                                                                                                VALUE                  GROWTH
                                                                                                FUND                    FUND
                                                                                          -----------------     --------------------
INVESTMENT INCOME
  Dividends (net of foreign taxes withheld of  $0, $2,409, $386,809 and $0, respectively)  $     1,082,862       $        1,584,012
  Interest                                                                                          13,140                   25,217
                                                                                          -----------------     --------------------
    Total income                                                                                 1,096,002                1,609,229
                                                                                          -----------------     --------------------
EXPENSES
  Advisory fee (Note 3)                                                                            612,630                  880,789
  Custodian fees                                                                                    43,861                   45,874
  Professional fees                                                                                 61,908                   60,483
  Administrative service fees                                                                       75,000                   79,770
  Transfer agent fees                                                                               40,975                   44,509
  Chief compliance officer service fees                                                             14,320                   20,465
  Director fees and expenses (Note 3)                                                               20,731                   20,745
  Shareholder reports                                                                                3,523                    3,523
  Other                                                                                             20,208                   21,454
                                                                                          -----------------     --------------------
    Total expense                                                                                  893,156                1,177,612
                                                                                          -----------------     --------------------
      Net investment income                                                                        202,846                  431,617
                                                                                          -----------------     --------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  AND FOREIGN CURRENCY TRANSACTIONS
  Net realized gain (loss) on investments and foreign currency transactions                     11,222,068                 (562,617)
  Net change in unrealized gain (loss) on investments
    and foreign currency transactions                                                            1,275,917               11,337,983
                                                                                          -----------------     --------------------
  Net gain (loss) on investments and foreign currency transactions                              12,497,985               10,775,366
                                                                                          -----------------     --------------------
  Net increase in net assets resulting from operations                                     $    12,700,831      $        11,206,983
                                                                                          =================     ====================

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             INTERNATIONAL             BOND
                                                                                                EQUITY              OPPORTUNITY
                                                                                                 FUND                  FUND
                                                                                           ------------------   --------------------
INVESTMENT INCOME
  Dividends (net of foreign taxes withheld of  $0, $2,409, $386,809 and $0, respectively)   $      4,119,765     $          219,391
  Interest                                                                                            46,376              2,451,482
                                                                                           ------------------   --------------------
    Total income                                                                                   4,166,141              2,670,873
                                                                                           ------------------   --------------------
EXPENSES
  Advisory fee (Note 3)                                                                            1,539,471                277,326
  Custodian fees                                                                                     376,694                 48,023
  Professional fees                                                                                  131,053                 61,867
  Administrative service fees                                                                        103,062                 75,000
  Transfer agent fees                                                                                 43,305                 40,780
  Chief compliance officer service fees                                                               28,110                  8,185
  Director fees and expenses (Note 3)                                                                 21,500                 19,438
  Shareholder reports                                                                                  3,523                  3,431
  Other                                                                                               96,330                 20,836
                                                                                           ------------------   --------------------
    Total expense                                                                                  2,343,048                554,886
                                                                                           ------------------   --------------------
      Net investment income                                                                        1,823,093              2,115,987
                                                                                           ------------------   --------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  AND FOREIGN CURRENCY TRANSACTIONS
  Net realized gain (loss) on investments and foreign currency transactions                       24,935,381                776,482
  Net change in unrealized gain (loss) on investments
    and foreign currency transactions                                                             18,479,247             (1,678,058)
                                                                                           ------------------   --------------------
  Net gain (loss) on investments and foreign currency transactions                                43,414,628               (901,576)
                                                                                           ------------------   --------------------
  Net increase in net assets resulting from operations                                      $     45,237,721     $        1,214,411
                                                                                           ==================   ====================

                         (See "Notes to Financial Statements")
                                           50

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEAR ENDED SEPTEMBER 30
----------------------------------------------------------------------------------------------------------------

                                                          COGNITIVE                         ENHANCED
                                                            VALUE                            GROWTH
                                                             FUND                             FUND
                                               -------------------------------- --------------------------------

INCREASE (DECREASE) IN NET ASSETS                   2005             2004             2005             2004
                                               --------------- ---------------- ---------------- ---------------

OPERATIONS:
  Net investment income (loss)                  $     202,846   $       43,583   $     431,617   $     (580,304)
  Net realized gain (loss) on investments and
    foreign currency transactions                  11,222,068       12,565,137        (562,617)       1,190,181
  Net change in unrealized gain (loss) on
    investments and foreign currency
    transactions                                    1,275,917        2,821,107      11,337,983        6,128,076
                                               --------------- ---------------- --------------- ----------------
Net increase resulting from operations             12,700,831       15,429,827      11,206,983        6,737,953
                                               --------------- ---------------- --------------- ----------------

DISTRIBUTIONS TO STOCKHOLDERS FROM:
  Net investment income                              (159,679)              --      (1,055,928)              --
  Net realized gains                               (7,505,025)              --              --               --
                                               --------------- ---------------- --------------- ----------------
  Total distributions                              (7,664,704)              --      (1,055,928)              --
                                               --------------- ---------------- --------------- ----------------
FUND SHARE TRANSACTIONS:
  Proceeds from shares sold                         8,617,473        7,027,005      59,106,041       10,169,845
  Value of distributions reinvested                 7,032,639               --         973,427               --
  Cost of shares redeemed                          (7,565,044)     (26,214,275)     (8,169,346)     (24,750,145)
                                               --------------- ---------------- --------------- ----------------
  Net increase (decrease) from fund
    share transactions                              8,085,068      (19,187,270)     51,910,122      (14,580,300)
                                               --------------- ---------------- --------------- ----------------
  Total increase (decrease) in net assets          13,121,195       (3,757,443)     62,061,177       (7,842,347)

NET ASSETS
  Beginning of period                              73,343,411       77,100,854      67,191,481       75,033,828
                                               --------------- ---------------- --------------- ----------------
  End of period                                 $  86,464,606   $   73,343,411   $ 129,252,658   $   67,191,481
                                               =============== ================ =============== ================
  Undistributed (Distributions in excess
    of) net investment income                   $      52,551   $       43,583   $    (296,330)  $     (382,082)
                                               =============== ================ =============== ================

NUMBER OF FUND SHARES
  Sold                                                662,199          574,788       7,058,469        1,287,892
  Issued for distributions reinvested                 549,854               --         110,868               --
  Redeemed                                           (581,147)      (2,140,654)       (962,488)      (3,010,838)
                                               --------------- ---------------- --------------- ----------------
  Net increase (decrease) in share activity           630,906       (1,565,866)      6,206,849       (1,722,946)
                                               =============== ================ =============== ================

BAILARD OPPORTUNITY FUND GROUP, INC.
STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEAR ENDED SEPTEMBER 30
----------------------------------------------------------------------------------------------------------------

                                                         INTERNATIONAL                       BOND
                                                            EQUITY                        OPPORTUNITY
                                                             FUND                            FUND
                                               -------------------------------- --------------------------------

INCREASE (DECREASE) IN NET ASSETS                    2005            2004           2005              2004
                                               --------------- ---------------- --------------- ----------------

OPERATIONS:
  Net investment income (loss)                   $  1,823,093   $    1,391,333   $   2,115,987      $ 2,242,593
  Net realized gain (loss) on investments and
    foreign currency transactions                  24,935,381       10,878,972         776,482         (797,727)
  Net change in unrealized gain (loss) on
    investments and foreign currency
    transactions                                   18,479,247       15,991,190      (1,678,058)        (130,657)
                                               --------------- ---------------- --------------- ----------------
Net increase resulting from operations             45,237,721       28,261,495       1,214,411        1,314,209
                                               --------------- ---------------- --------------- ----------------

DISTRIBUTIONS TO STOCKHOLDERS FROM:
  Net investment income                            (1,566,773)      (1,338,916)     (1,524,233)      (1,187,343)
  Net realized gains                                       --               --              --               --
                                               --------------- ---------------- --------------- ----------------
  Total distributions                              (1,566,773)      (1,338,916)     (1,524,233)      (1,187,343)
                                               --------------- ---------------- --------------- ----------------
FUND SHARE TRANSACTIONS:
  Proceeds from shares sold                        25,653,086       33,374,287       4,839,749        5,261,403
  Value of distributions reinvested                 1,189,805        1,017,183       1,175,611          907,634
  Cost of shares redeemed                         (59,260,798)     (16,539,191)    (18,915,063)     (13,764,746)
                                               --------------- ---------------- --------------- ----------------
  Net increase (decrease) from fund
    share transactions                            (32,417,907)      17,852,279     (12,899,703)      (7,595,709)
                                               --------------- ---------------- --------------- ----------------
  Total increase (decrease) in net assets          11,253,041       44,774,858     (13,209,525)      (7,468,843)

NET ASSETS
  Beginning of period                             158,795,573      114,020,715      57,200,436       64,669,279
                                               --------------- ---------------- --------------- ----------------
  End of period                                 $ 170,048,614   $  158,795,573   $  43,990,911   $    57,200,436
                                               =============== ================ =============== ================
  Undistributed (Distributions in excess
    of) net investment income                   $   1,774,744   $    1,244,824   $     152,030   $     (775,391)
                                               =============== ================ =============== ================

NUMBER OF FUND SHARES
  Sold                                              4,024,892        6,396,704         635,046          695,095
  Issued for distributions reinvested                 187,076          190,128         155,701          120,207
  Redeemed                                         (9,075,480)      (2,944,566)     (2,447,358)      (1,815,460)
                                               --------------- ---------------- --------------- ----------------
  Net increase (decrease) in share activity        (4,863,512)       3,642,266      (1,656,611)      (1,000,158)
                                               =============== ================ =============== ================

                      (See "Notes to Financial Statements")
                                       51

BAILARD COGNITIVE VALUE FUND
FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD:

                                                          FOR THE PERIODS ENDED SEPTEMBER 30
                                        -----------------------------------------------------------------------
                                            2005           2004           2003           2002          2001*
                                        ------------   ------------   ------------   -----------    -----------
Net asset value, beginning of period     $    12.79     $    10.56     $     8.43     $    8.84      $   10.00
                                        ------------   ------------   ------------   -----------    -----------

INCOME FROM INVESTMENT OPERATIONS:

  Net investment income (loss)**               0.03           0.01          (0.01)         0.01             -- #
  Net realized/unrealized gain (loss) on
    investments and foreign currency
    transactions                               2.08           2.22           2.16         (0.41)         (1.16)
                                        ------------   ------------   ------------   -----------    -----------

TOTAL FROM INVESTMENT OPERATIONS               2.11           2.23           2.15         (0.40)         (1.16)
                                        ------------   ------------   ------------   -----------    -----------

LESS DISTRIBUTIONS:

  From net investment income                  (0.03)            --          (0.01)        (0.01)            --
  From net realized gains                     (1.28)            --          (0.01)           --             --
                                        ------------   ------------   ------------   -----------    -----------

TOTAL DISTRIBUTIONS                           (1.31)            --          (0.02)        (0.01)            --
                                        ------------   ------------   ------------   -----------    -----------

Net asset value, end of period           $    13.59     $    12.79     $    10.56     $    8.43      $    8.84
                                        ============   ============   ============   ===========    ===========

TOTAL RETURN                                 17.14%         21.12%         25.55%        (4.55%)       (11.60%)

RATIOS/SUPPLEMENTAL DATA:

  Net Assets, end of period (millions)        $86.5          $73.3          $77.1         $57.1          $61.5

  Ratio of expenses to average net assets     1.09%          1.14%          1.17%         1.11%          1.33% ***

  Ratio of net investment income (loss) to
    average net assets                        0.25%          0.06%         (0.07%)        0.07%          0.11% ***

  Portfolio turnover rate                       59%            76%            65%           51%            31%


----------------------------------------

*   From commencement of operations on May 30, 2001.
**  Based on average shares outstanding throughout each period.
#   Amount represents less than $0.01 per share.
*** Ratios for periods less than one year have been annualized.


                      (See "Notes to Financial Statements")
                                       52

BAILARD ENHANCED GROWTH FUND
FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------------------------------------

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD:

                                                            FOR THE PERIODS ENDED SEPTEMBER 30
                                        -----------------------------------------------------------------------

                                           2005           2004           2003           2002          2001*
                                        ------------   ------------   ------------   -----------    -----------
Net asset value, beginning of period     $     7.89     $     7.33     $     4.80     $    6.50      $   10.00
                                        ------------   ------------   ------------   -----------    -----------

INCOME FROM INVESTMENT OPERATIONS:

  Net investment income (loss)**               0.03          (0.07)         (0.06)        (0.08)         (0.04)
  Net realized/unrealized gain (loss) on
    investments and foreign currency
    transactions                               0.94           0.63           2.59         (1.62)         (3.46)
                                        ------------   ------------   ------------   -----------    -----------

TOTAL FROM INVESTMENT OPERATIONS               0.97           0.56           2.53         (1.70)         (3.50)
                                        ------------   ------------   ------------   -----------    -----------

LESS DISTRIBUTIONS:

  From net investment income                  (0.08)            --             --            --             --
                                        ------------   ------------   ------------   -----------    -----------

TOTAL DISTRIBUTIONS                           (0.08)            --             --            --             --
                                        ------------   ------------   ------------   -----------    -----------

  Net asset value, end of period         $     8.78     $     7.89     $     7.33     $    4.80      $    6.50
                                        ============   ============   ============   ===========    ===========

TOTAL RETURN                                 12.24%          7.64%         52.71%       (26.15%)       (35.00%)

RATIOS/SUPPLEMENTAL DATA:

  Net Assets, end of period (millions)       $129.3          $67.2          $75.0         $49.7          $44.9

  Ratio of expenses to average net assets     1.00%          1.11%          1.15%         1.18%          1.40% ***

  Ratio of net investment income (loss) to
    average net assets                        0.37%         (0.84%)        (0.97%)       (1.09%)        (1.24%)***

  Portfolio turnover rate                        8%            14%            62%           18%             5%

----------------------------------------

* From commencement of operations on May 30, 2001. ** Based on average shares outstanding throughout each period. *** Ratios for periods less than one year have been annualized.


                      (See "Notes to Financial Statements")

BAILARD INTERNATIONAL EQUITY FUND
FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD:

                                                           FOR THE YEARS ENDED SEPTEMBER 30
                                        -----------------------------------------------------------------------

                                           2005           2004           2003           2002           2001
                                        ------------   ------------   ------------   -----------    -----------
Net asset value, beginning of year           $ 5.79         $ 4.79         $ 3.70        $ 4.27         $ 6.69
                                        ------------   ------------   ------------   -----------    -----------

INCOME FROM INVESTMENT OPERATIONS:

Net investment income*                         0.07           0.05           0.06          0.03           0.02
Net realized/unrealized gain (loss) on
  investments and foreign currency
  transactions                                 1.73           1.00           1.05         (0.60)         (1.83)
                                        ------------   ------------   ------------   -----------    -----------

TOTAL FROM INVESTMENT OPERATIONS               1.80           1.05           1.11         (0.57)         (1.81)
                                        ------------   ------------   ------------   -----------    -----------

LESS DISTRIBUTIONS:

  From net investment income                  (0.05)         (0.05)         (0.02)           --          (0.01)
  From net realized gains                        --             --             --  #         --          (0.60)
                                        ------------   ------------   ------------   -----------    -----------

TOTAL DISTRIBUTIONS                           (0.05)         (0.05)         (0.02)           --          (0.61)
                                        ------------   ------------   ------------   -----------    -----------

Net asset value, end of year                 $ 7.54         $ 5.79         $ 4.79        $ 3.70         $ 4.27
                                        ============   ============   ============   ===========    ===========

TOTAL RETURN                                 31.32%         21.95%         30.12%       (13.35%)       (29.43%)

RATIOS/SUPPLEMENTAL DATA:

  Net Assets, end of year (millions)         $170.0         $158.8         $114.0         $91.4         $101.4

  Ratio of expenses to average net assets     1.45%          1.35%          1.37%         1.34%          1.44%

  Ratio of net investment income to
    average net assets                        1.13%          0.92%          1.38%         0.59%          0.44%

  Portfolio turnover rate                       74%            69%            39%           69%            90%


----------------------------------------

# Amount represents less than $0.01 per share. * Based on average shares outstanding throughout each year.

                     (See "Notes to Financial Statements")
                                       54

BAILARD BOND OPPORTUNITY FUND
FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD:

                                                           FOR THE YEARS ENDED SEPTEMBER 30
                                        -----------------------------------------------------------------------

                                           2005           2004           2003          2002+           2001
                                        ------------   ------------   ------------   -----------    -----------
Net asset value, beginning of year       $     7.72     $     7.69     $     7.48     $    7.14      $    7.34
                                        ------------   ------------   ------------   -----------    -----------

INCOME FROM INVESTMENT OPERATIONS:

Net investment income*                         0.35           0.30           0.29          0.32           0.50
Net realized/unrealized gain (loss) on
investments and foreign currency
transactions                                  (0.16)         (0.11)          0.08          0.13           0.19
                                        ------------   ------------   ------------   -----------    -----------

TOTAL FROM INVESTMENT OPERATIONS               0.19           0.19           0.37          0.45           0.69
                                        ------------   ------------   ------------   -----------    -----------

LESS DISTRIBUTIONS:

From net investment income                    (0.26)         (0.16)         (0.16)        (0.11)         (0.89)
                                        ------------   ------------   ------------   -----------    -----------

TOTAL DISTRIBUTIONS                           (0.26)         (0.16)         (0.16)        (0.11)         (0.89)
                                        ------------   ------------   ------------   -----------    -----------

Net asset value, end of year             $     7.65     $     7.72     $     7.69    $     7.48      $    7.14
                                        ============   ============   ============   ===========    ===========

TOTAL RETURN                                  2.50%          2.52%          5.06%         6.33%         10.38%

RATIOS/SUPPLEMENTAL DATA:

Net assets, end of year (millions)            $44.0          $57.2          $64.7         $77.3         $103.5

Ratio of expenses to average net assets       1.20%          1.03%          0.97%         0.89%          0.99%

Ratio of net investment income to
average net assets                            4.58%          3.91%          4.11%         4.33%          4.42%

Portfolio turnover rate                         41%            49%            31%           68%           130%


----------------------------------------

+ As required, effective October 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and changed its method of amortization. The effect of this change for the Fund for the year ended September 30, 2002 on investment income and net realized and unrealized gain and losses was less than $0.01 per share. The effect of the change on the ratio of net investment income to average net assets was a change to 4.33% from 4.31%. Per share, ratios and supplemental data for the periods prior to October 1, 2001 have not been restated to reflect this change in presentation.
* Based on average shares outstanding throughout each year.


                      (See "Notes to Financial Statements")
                                       55

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Bailard Cognitive Value Fund, formerly Bailard, Biehl & Kaiser Cognitive Value Fund ("Value Fund"), the Bailard Enhanced Growth Fund, formerly Bailard, Biehl & Kaiser Enhanced Growth Fund ("Growth Fund"), the Bailard International Equity Fund, formerly Bailard, Biehl & Kaiser International Equity Fund ("Equity Fund"), and the Bailard Bond Opportunity Fund, formerly Bailard, Biehl & Kaiser Bond Opportunity Fund ("Bond Fund"), each a "Fund" and collectively the "Funds," are each a series of the Bailard Opportunity Fund Group, Inc., formerly Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. ("Opportunity Fund Group"), a Maryland corporation organized in June 1990 and registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company.

The Value Fund invests in small cap stocks, which have specific risks. These risks include, but are not limited to, greater volatility than investments in larger capitalization stocks. The Growth Fund invests primarily in the high technology sector and may invest in private placements and initial public offerings. Each of these investment strategies has specific risks. These risks include, but are not limited to, sector concentration risk in a volatile sector and the risk of investing in private or newly public, unseasoned companies. The Equity Fund and the Bond Fund invest in international securities in developed and emerging market countries, which have specific risks. These risks include, but are not limited to, changes in currency exchange rates, a lack of accurate public information and the higher risks that accompany investing in securities of issuers located in emerging market countries. The Bond Fund invests primarily in debt securities, which have specific risks. These risks include, but are not limited to, interest rate risk (the risk that rising interest rates will cause bond prices to fall). For more information about these and other risks, please see the Funds' prospectus.

The following significant accounting policies are followed by the Funds in the preparation of their financial statements and are in conformity with accounting principles generally accepted in the United States of America.

SECURITY VALUATION
Each listed equity security and each equity security traded on the NASDAQ National Market is valued at the closing price, or if the closing price is not the last sale price or no sale is reported, at the mean of the closing bid and ask prices. Other equity securities are valued at the mean of the closing bid and ask prices quoted on the over-the-counter market.

Debt securities are valued at prices provided by one or more pricing services, or one or more bona fide market-makers, as of the closing of the relevant market. These pricing sources may rely on their own fair valuations (such as matrix pricing). For Collateralized Mortgage Obligations, the principal amount is adjusted by a prepayment factor provided by a pricing source. Short-term securities with remaining maturities of 60 days or less are carried at amortized cost.

Prices are generally taken from the primary market in which the security is traded. In the absence of readily available market quotations, including circumstances where significant events would indicate the market quotation of a security is not reliable, securities are valued at fair value as determined in good faith under procedures established by the Board of Directors. Such circumstances include, but are not limited to, suspensions of trading, war, natural disasters, government actions, significant market fluctuations (such as those caused by the release of news after the closing of a foreign market), corporate actions and announcements, regulatory developments and litigation. In such circumstances, a Fund may consider a variety of factors in determining the fair value of its securities, which value may differ from market quotations. For example, if a significant event is deemed to affect the price of all securities in a geographic region or a specific country after the close of local markets but before the calculation of the Fund's NAV, the investment adviser's Pricing Committee may increase or reduce the price for all of a Fund's securities in that country or region on the basis of price movements in various instruments, including but

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 1 - CONTINUED
not limited to, exchange-traded funds, currencies, ADRs, closed-end funds or foreign securities traded on other foreign markets. In addition, on days when a market volatility trigger is reached, the prices of the securities held by the Equity Fund will be adjusted by fair value factors provided by a third-party vendor. Fair valuations may reduce the opportunities for short-term traders to exploit, at the expense of a Fund's other stockholders, the possibility that the last readily available market prices are not current.

FOREIGN CURRENCY
The accounting records of the Funds are maintained in U.S. dollars. Investment securities and all other assets and liabilities of the Funds denominated in a foreign currency are translated into U.S. dollars at the mean of the bid and ask prices for the underlying currencies as of 11:00 a.m. New York time. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars on the date of the respective transactions.

The Equity and Bond Funds include foreign exchange gains and losses from dividends and interest receivable and other foreign currency denominated payables and receivables in realized and unrealized gain (loss) on foreign currency. The Equity and Bond Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in the market price of securities for financial reporting purposes. The impact of fluctuations in foreign exchange rates on investments is included with net realized and unrealized gain (loss) on investments.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS
In connection with purchases and sales of securities denominated in foreign currencies, the Equity and Bond Funds may enter into forward foreign currency exchange contracts ("Contracts"). Additionally, from time to time the Equity and Bond Funds may enter into Contracts to buy or sell foreign currencies to hedge certain foreign currency assets. All contracts are "marked to market" daily based on their amortized forward points and closing spot price of their underlying currencies as of 11:00 a.m. New York time. Any resulting unrealized gains or losses are included as unrealized appreciation (depreciation) on foreign currency denominated assets and liabilities in the Statement of Assets and Liabilities. The Equity and Bond Funds record realized gains or losses at the time the Contracts are settled. Risks that may arise upon entering into these Contracts include the potential inability of counterparties to meet the terms of their Contracts and unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

OPTIONS
The Funds may purchase and write put and call options. When purchasing options, the Funds pay a premium, which is included in the Statement of Assets and Liabilities as an investment and subsequently marked to market to reflect the current value of the option. The risk associated with purchasing a put and call option is generally limited to the premium paid. If a Fund writes options and the options expire unexercised, the Fund will realize a capital gain to the extent of the amount received for the options (the "premium"). If the Fund elects to close out the option, it will recognize a gain or loss based on the difference between the cost of the closing option and the initial premium received. When a Fund writes a covered call option, the Fund foregoes, in exchange for the premium, the opportunity to profit during the option period from an increase in the market value of the underlying instrument above the exercise price.

Exchange-traded options other than index options are valued at the mean of the highest closing bid and lowest closing ask prices on that day. Exchange-traded index options are valued at the last sale price only if that price falls on or between the closing bid and ask prices, or if there has been no sale that day, then the index option will be valued using the mean of the closing bid and ask prices. Options traded over-the-counter are valued at the most recent bid quotation in the case of purchase options and at the most recent asked quotation in the case of written options.

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 1 - CONTINUED

WHEN-ISSUED SECURITIES
When-issued securities are obligations to buy or sell investments to settle on future dates. These may include purchases on a "when-issued" basis or purchases or sales on a "delayed delivery" basis. In some cases, this may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization, or debt restructuring (i.e. a "when, as and if issued" trade). These commitments are reported at market values in the financial statements. Credit risk exists on these commitments to the extent of the unrealized gain on the underlying securities purchased and any unrealized losses on the underlying securities sold. Market risk exists as if the securities were owned on a settled basis, and gains and losses are recorded and reported in the same manner. During the commitment period, these investments earn no interest or dividends.

AMORTIZATION OF PREMIUMS AND ACCRETION OF DISCOUNTS
Interest income is recorded as it accrues. If a Fund buys a debt security at a discount (i.e. for less than face value) or premium (i.e. for more than face value), it accretes the discount or amortizes premium from the current date up to maturity using the constant yield to maturity method. The Fund then increases (in the case of discounts) or reduces (in the case of premiums) the income it records from the security. If the security is callable (meaning that the issuer has the option to pay it off before its maturity date), then the Fund amortizes the premium to the security's call date and price, rather than the maturity date and price. Any paydown gains or losses realized on mortgage securities are recoded as an adjustment to interest income.

FEDERAL INCOME TAXES
The Funds' policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of their taxable income to their stockholders. Also, it is the Funds' intention to make distributions in amounts sufficient to avoid imposition of excise tax under the Internal Revenue Code. Therefore, no provision is made for federal income or excise taxes.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EXPENSES
Most expenses of the Opportunity Fund Group can be directly attributed to a specific fund. Expenses that cannot be directly attributed to a specific fund are apportioned among all the Funds based on relative net assets. Certain expenses of the Opportunity Fund Group are allocated among its respective series in such a manner as its Board of Directors deems appropriate.

SECURITY TRANSACTIONS AND INCOME RECOGNITION
Investment security transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date or when the Funds first become aware of such dividends. Interest income is recorded on the accrual basis. Distributions to stockholders are recorded on the ex-dividend date. The Funds use the identified cost method for determining realized gain or loss on investments.

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 2 - PURCHASES AND SALES OF SECURITIES
For the year ended  September  30, 2005,  aggregate  purchases and proceeds from
sales  and   maturities  of  investment   securities,   other  than   short-term
investments, were as follows:

                                   Purchases               Proceeds
                               -----------------       -----------------
Value Fund                       $  48,470,548           $  48,043,866
Growth Fund                      $  59,856,556           $   9,081,838
Equity Fund                      $ 118,507,876           $ 147,958,940
Bond Fund                        $   3,428,895           $   9,918,779

For the year ended September 30, 2005, aggregate purchases and proceeds from sales and maturities of U.S. Government obligations were as follows:

                                   Purchases               Proceeds
                               -----------------       -----------------
Bond Fund                        $  14,846,507           $  22,310,670

NOTE 3 - MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES
The Funds have an investment management agreement with Bailard, Inc., formerly Bailard, Biehl & Kaiser, Inc., (the "Advisor"). This agreement requires the payment of a monthly fee computed on a daily basis as follows:

                                                      Fee
                                                      ---
                 Value Fund            0.75% of daily average net assets
                 Growth Fund           0.75% of daily average net assets
                 Equity Fund           0.95% of daily average net assets
                 Bond Fund             0.60% of daily average net assets

Each outside Director is compensated by the Funds at the rate of $20,000 per year. In addition, all outside Directors receive an attendance fee of $2,000 plus related travel expenses for each Board of Directors' meeting attended.

Fund stockholders who held in excess of 5% of the relevant Fund's shares outstanding at September 30, 2005, held the following aggregate percentages of the respective Fund's shares:

                 Value Fund            Jupiter Co.                10.67%
                 Value Fund            Arlin Trust                 5.61%
                 Growth Fund           Jupiter Co.                10.25%
                 Growth Fund           Arlin Trust                 5.88%
                 Equity Fund           Jupiter Co.                10.16%
                 Bond Fund             Jupiter Co.                 6.54%
                 Bond Fund             Vadasz Foundation           5.62%
                 Bond Fund             ACM Aviation, Inc.          5.37%

NOTE 4 - SERVICE AND CUSTODY AGREEMENTS
The Opportunity Fund Group has entered into service agreements with Brown Brothers Harriman ("BBH") and Forum Shareholder Services, LLC ("Forum"). Under these agreements, BBH and Forum provide certain administrative, accounting, custody, compliance and transfer agency services.

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 5 - TAX INFORMATION

TAX BASIS UNREALIZED GAIN (LOSS). At September 30, 2005, the cost of investments and gross and net unrealized gain (loss) for federal income tax purposes were as follows:

                                       Gross Unrealized
                                       ----------------
                    Cost             Gain           (Loss)              Net
                -------------      -----------   -------------      -----------
Value Fund      $  74,680,913      $15,289,581   ($ 3,409,436)      $11,880,145
Growth Fund     $ 106,077,731      $25,826,640   ($ 3,326,156)      $22,500,484
Equity Fund     $ 127,291,413      $47,035,929   ($ 2,324,138)      $44,711,791
Bond Fund       $  41,786,172      $ 2,776,841   ($   628,740)      $ 2,148,101

DISTRIBUTIONS TO STOCKHOLDERS. The tax character of distributions paid during the year ended September 30, 2005, was as follows:

                     Distributions paid from
                 ---------------------------------

                     Net            Capital           Total          Taxable
                  Investment          Gain           Taxable      Distributions
                    Income                        Distributions       Paid
                ---------------- --------------- --------------- ---------------
Value Fund        $    159,679     $ 7,505,025     $ 7,664,704     $ 7,664,704
Growth Fund       $  1,055,928     $        --     $ 1,055,928     $ 1,055,928
Equity Fund       $  1,566,773     $        --     $ 1,566,773     $ 1,566,773
Bond Fund         $  1,524,233     $        --     $ 1,524,233     $ 1,524,233

The tax character of distributions paid during the year ended September 30, 2004, was as follows:

                    Distributions paid from
                ---------------------------------

                     Net            Capital           Total          Taxable
                  Investment          Gain           Taxable      Distributions
                    Income                        Distributions        Paid
                ---------------- --------------- --------------- ---------------
Equity Fund       $  1,338,916     $        --     $ 1,338,916     $ 1,338,916
Bond Fund         $  1,187,343     $        --     $ 1,187,343     $ 1,187,343

As of September 30, 2005 the following Funds had net capital loss carryforwards which are available to offset future realized gains:

                                                     Expires
                    ---------------------------------------------------------------------------
                       2010            2011            2012             2013          Total
                    -----------     -----------    ------------      ---------     ------------
Growth Fund         $ 2,217,961     $ 4,461,662    $ 11,513,247      $ 761,621     $ 18,954,491
Bond Fund           $ 1,248,740     $        --    $         --      $      --     $  1,248,740

During the current year, the Equity Fund and the Bond Fund utilized capital loss carryover in the amounts of $20,413,301 and $592,480, respectively.

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 5 - CONTINUED

Net capital losses incurred after October 31 and within the taxable year are deemed to arise on the first business day of the Funds' next taxable year. For the year ended September 30, 2005 the Funds elected to defer post October capital losses and post October currency losses of:

                     Capital          Currency
                      Losses           Losses
                   ------------     -----------
Growth Fund         $  514,674        $     --
Bond Fund           $  228,642        $     --

As of September 30, 2005, the components of accumulated earnings/(deficit) on a tax basis were as follows:

                                                                                                         Total
                  Undistributed    Undistributed                     Accumulated      Unrealized      Distributable
                    Ordinary        Long-Term        Accumulated     Capital and     Appreciation/      Earnings/
                     Income        Capital Gains       Earnings      Other Losses    (Depreciation)     (Deficit)
                  --------------   -------------     -----------     ------------    --------------   --------------
Value Fund          $ 3,389,828      $ 7,694,085     $11,083,913      $        --     $11,880,145      $ 22,964,058
Growth Fund         $        --      $        --     $        --     ($19,469,165)    $22,500,484      $  3,031,319
Equity Fund         $ 3,254,062      $ 4,193,366     $ 7,447,428      $        --     $44,705,432      $ 52,152,860
Bond Fund           $   461,274      $        --     $   461,274     ($ 1,477,382)    $ 2,142,696      $  1,126,588

NOTE 6 - INDEMNIFICATIONS
Under the Funds' organizational documents, its officers and directors are indemnified against certain liability arising out of the performance of their duties to the Funds. In addition, in the normal course of business the Funds enter into contracts with their vendors and others that provide general indemnifications. The Funds' maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds. However, based on experience, the Funds expect the risk of loss to be remote.

BAILARD OPPORTUNITY FUND GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Continued)
--------------------------------------------------------------------------------

NOTE 7 - FORWARD FOREIGN CURRENCY CONTRACTS
At September 30, 2005, the Bond Fund had open forward foreign currency contracts which obligated it to exchange currencies at specified future dates. At the maturity of a forward contract, the Bond Fund may either make delivery of the foreign currency from currency held, if any, or from the proceeds of portfolio securities sold, or it may terminate its obligation to deliver the foreign currency at any time by purchasing an offsetting contract. The forward value of amounts due to the Bond Fund under the contracts, including contracts which have been offset but remained unsettled, have been netted against the forward value of the currency to be delivered by the Bond Fund. The remaining amount is shown as an unrealized gain or loss on forward currency contracts. The Bond Fund's open forward foreign currency exchange contracts outstanding at September 30, 2005 were as follows:

       USD             Currency                   Currency            USD             Delivery        Unrealized
    Receivable       Deliverable                 Receivable         Payable             Date          Gain (Loss)
------------------ -----------------          ----------------- ----------------- ----------------- ----------------
 $     4,192,880        3,400,000  EUR                  --       $            --          12/14/05   $        77,820
       1,126,540          620,000  GBP                  --                    --          12/14/05            30,660
       1,559,633      170,000,000  JPY                  --                    --          12/14/05            47,329
         710,500        1,015,000  NZD                  --                    --          12/14/05            10,888
         728,059        5,475,000  SEK                  --                    --          12/14/05            16,085
------------------                                              -----------------                   ----------------
 $     8,317,612                                                 $            --                     $       182,782
==================                                              =================                   ================

                                   CURRENCY LEGEND:
             EUR  --   Euro                       NZD    --   New Zealand Dollar
             GBP  --   British Pound              SEK    --   Swedish Krona
             JPY  --   Japanese Yen               USD    --   US Dollar

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
BAILARD OPPORTUNITY FUND GROUP, INC.

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Bailard Cognitive Value Fund, Bailard Enhanced Growth Fund, Bailard International Equity Fund, and Bailard Bond Opportunity Fund (constituting Bailard Opportunity Fund, Inc., hereafter referred to as the "Funds") at September 30, 2005, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the funds' management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

[PricewaterhouseCooper LLP Logo Omitted]

San Francisco, California
November 11, 2005

DIRECTORS AND OFFICERS OF THE BAILARD OPPORTUNITY FUND GROUP, INC. (UNAUDITED)

The following table gives you information about each director and officer of the Bailard Opportunity Fund Group, Inc. (the "Corporation"). The Corporation's Statement of Additional Information includes additional information about the Corporation's directors and is available, without charge, upon request, by calling (800) 882-8383.

---------------------------------- -------------------------- -------------------------------- ---------------------
NAME, AGE                          POSITION(S) HELD WITH      PRINCIPAL OCCUPATION(S)          OTHER DIRECTORSHIPS
ADDRESS                            THE CORPORATION;           DURING PAST FIVE YEARS           HELD BY DIRECTOR
DIRECTOR/OFFICER SINCE(1)          (NUMBER OF FUNDS
                                   OVERSEEN BY
                                   DIRECTOR/OFFICER)
---------------------------------- -------------------------- -------------------------------- ---------------------
DISINTERESTED DIRECTORS:
---------------------------------- -------------------------- -------------------------------- ---------------------
SHIRLEY LIU CLAYTON, 68            Director (4)               9/03 to present:  President      Metrocorp
P.O. Box 7497                                                 and CEO, Abmaxis                 Bancshares, Inc.;
Menlo Park, CA 94025                                          (biotechnology)                  Metrobank;
JUNE,1987(2)                                                  2/00 to 8/03:  CFO, CYBON        Metro United  Bank
                                                              (medical technology)
                                                              1/99 to 1/00:  President,
                                                              Raven Biotechnologies
                                                              (biotechnology)
---------------------------------- -------------------------- -------------------------------- ---------------------
EDWARD H MARTIN, 75                Director (4)               1/00 to present: President EH    Coronado First Bank
729 Guadalupe Avenue                                          Martin Associates, Inc.
Coronado, CA 92118                                             (Private Investments);
DECEMBER, 2004                                                6/89 to present: Vice Admiral
                                                              US Navy (Retired)
---------------------------------- -------------------------- -------------------------------- ---------------------
JAMES C. VAN HORNE, 70             Director (4)               1965 to present:  A.P.           Montgomery Street
Graduate School of Business                                   Giannini Professor of Banking    Income Securities,
350 Memorial Way                                              & Finance, Stanford University   Inc.;
Stanford University                                                                            Suntron Corp.;
Stanford, CA 94305                                                                             SYNNEX Corp.
June, 1979(2)
---------------------------------- -------------------------- -------------------------------- ---------------------

                                       64




--------------------------------- --------------------------- -------------------------------- ---------------------
NAME, AGE                         POSITION(S) HELD WITH THE   PRINCIPAL OCCUPATION(S) DURING   OTHER DIRECTORSHIPS
ADDRESS                           CORPORATION; (NUMBER OF     PAST FIVE YEARS                  HELD BY DIRECTOR
DIRECTOR/OFFICER SINCE(1)         FUNDS OVERSEEN BY
                                  DIRECTOR/OFFICER)
--------------------------------- --------------------------- -------------------------------- ---------------------
PETER M. HILL(3), 54              Chairman & Director (4)     Director and Chief Investment    None
Bailard, Inc.                     Principal Executive         Officer, Bailard, Inc.
950 Tower Lane                    Officer
Suite 1900
Foster City, CA 94404
JUNE,1992
--------------------------------- --------------------------- -------------------------------- ---------------------
BURNICE E. SPARKS, JR.(3), 57     President & Director (4)    Director and President,          None
Bailard, Inc.                     Chief Financial Officer     Bailard, Inc.
950 Tower Lane,
Suite 1900
Foster City, CA 94404
FEBRUARY, 1992
--------------------------------- --------------------------- -------------------------------- ---------------------
BARBARA V. BAILEY, 47             Treasurer, Principal        Executive Vice President and     N/A
Bailard, Inc.                     Financial Officer &         Chief Financial Officer,
950 Tower Lane                    Interim Chief Compliance    Bailard, Inc.
Suite 1900                        Officer
Foster City, CA 94404
SEPTEMBER, 1996(4)
--------------------------------- --------------------------- -------------------------------- ---------------------
JANIS M. HORNE, 50                Secretary                   Senior Vice President and        N/A
Bailard, Inc.                                                 Chief Compliance Officer,
950 Tower Lane                                                Bailard, Inc.
Suite 1900
Foster City, CA 94404
JUNE, 1990

--------------------------------- --------------------------- -------------------------------- ---------------------

(1) All directors serve until the next annual meeting and their successors are elected and qualify, or until their earlier resignation, death or removal. All officers serve at the discretion of the Board of Directors.

(2) Includes time spent as a director of Bailard, Biehl & Kaiser International Fund, Inc., the Corporation's predecessor.

(3) "Interested persons" of the Corporation, as defined in the Investment Company Act of 1940 by reason of being stockholders, officers and/or directors of Bailard, Inc., the Corporation's advisor, and Bailard Fund Services, Inc., the Corporation's distributor.

(4) Interim Chief Compliance Officer since September, 2004.

ADDITIONAL INFORMATION (UNAUDITED)

FEDERAL INCOME TAX INFORMATION

For the year ended September 30, 2005, Equity Fund earned foreign source income of $4,353,574 and incurred foreign taxes of $373,470, which the Fund may elect to pass through to stockholders as foreign tax credits on Form 1099-DIV for the year ending December 31, 2005.

Under Section 854(b)(2) of the Internal Revenue Code ("Code"), the Value Fund, the Growth Fund, the Equity Fund and the Bond Fund designated up to a maximum of $873,069, $1,586,421, $3,506,738 and $103,541, respectively, as qualified dividends for purposes of the maximum rate under Section 1(h)(11) of the Code for the fiscal year ending September 30, 2005. In January 2006, stockholders will receive Form 1099-DIV, which will include their share of qualified dividends distributed during the calendar year 2005. Stockholders are advised to check with their tax advisors for information on the treatment of these amounts on their individual income tax returns.

The percentage of ordinary dividends paid by the Funds during the year ended September 30, 2005 that qualify for the Dividends Received Deduction available to corporate stockholders was:

                 Value Fund                 100.00%
                 Growth Fund                100.00%
                 Equity Fund                  9.48%
                 Bond Fund                    6.79%

QUARTERLY PORTFOLIO HOLDINGS SCHEDULE

The Funds provide complete schedules of their portfolio holdings four times a year, as of the end of each quarter. The schedules for the second and fourth quarters of each fiscal year appear in the Funds' semi-annual and annual reports to stockholders. The Funds file the schedules for the first and third quarters of each fiscal year with the Securities and Exchange Commission (the "SEC") on Form N-Q. You can look up the Funds' Forms N-Q on the SEC's website at http://www.sec.gov. Forms N-Q may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

PROXY VOTING INFORMATION

You may obtain a free copy of a description of the Funds' proxy voting policies and procedures and a free report on how the Funds voted the proxies for securities they owned for the twelve months ended June 30, 2005 by calling Bailard Fund Services, Inc. at 1-800-882-8383. This information is also available from the SEC's website at HTTP://WWW.SEC.GOV.

950 Tower Lane, Suite 1900
Foster City, CA 94404-2131

(800) 882-8383
info@bailard.com

[Bailard Logo Omitted]